As filed with the Securities and Exchange Commission on April 1, 2024

Registration No. 333-271063

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-1

ON FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OCULIS HOLDING AG

(Exact name of registrant as specified in its charter)

Switzerland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Bahnhofstrasse 7

CH-6300

Zug, Switzerland

Telephone: +41 41 711 93 25

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Oculis US Inc.

One Gateway Center

300 Washington Street, Suite 405

Newton, MA 02458

Tel: +1 617 928 5886

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Katie Kazem Cooley LLP 55 Hudson Yards New York, NY 10001 +1 212 479 6000	Dr. Matthias Staehelin Vischer AG Aeschenvorstadt 4 Postfach 4010 Basel, Switzerland +41 58 211 33 00

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission, or the Commission, pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

† The term “new or revised accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement on Form F-3 constitutes a post-effective amendment (the “Post-Effective Amendment”) to our registration statement on Form F-1 (Registration No. 333-271063) (the “Form F-1”). The Form F-1 was originally filed on April 3, 2023, was amended on April 20, 2023, and was declared effective on May 1, 2023. We are filing this Post-Effective Amendment for the purpose of converting the registration statement on Form F-1 into a registration statement on Form F-3 because we are now eligible to use Form F-3. This registration statement on Form F-3 contains an updated Prospectus relating to the issuance, offering, and sale of the Common Shares and Warrants that were registered for issuance or resale, as applicable, on the registration statement on Form F-1. This Post-Effective Amendment amends and restates the information contained in the registration statement on Form F-1 under the headings contained herein.

No additional securities are being registered under this Post-Effective Amendment. All filing fees payable in connection with the registration of the shares registered by the registration statement on Form F-1 were paid by the registrant at the time of the initial filing of such registration statement.

The information in this preliminary prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 1, 2024

PRELIMINARY PROSPECTUS

Up to 4,403,294 Ordinary Shares Issuable Upon Exercise of Warrants

Up to 31,066,909 Ordinary Shares Offered by Selling Securityholders

Up to 151,699 Warrants to purchase Ordinary Shares offered by the Sponsor

This prospectus relates to the issuance by us of 4,403,294 Ordinary Shares consisting of (i) 4,251,595 of our ordinary shares, CHF 0.01 nominal value, (“Ordinary Shares”) that may be issued upon exercise of warrants to purchase Ordinary Shares at an exercise price of $11.50 (the “Public Warrants”), and (ii) 151,699 Ordinary Shares that may be issued upon exercise of warrants issued to LSP Sponsor EBAC B.V. (the “Sponsor”) and its transferees to purchase Ordinary Shares at an exercise price of $11.50 (the “Private Placement Warrants”). We refer to the Public Warrants and the Private Placement Warrants together as the “Warrants.” The Warrants were originally issued by European Biotech Acquisition Corp. (“EBAC”) entitling the holder to purchase one share of the EBAC Class A Common Stock (as defined below) at an exercise price of $11.50 per share (“EBAC Warrants”) and automatically converted into Warrants on substantially the same terms as the EBAC Warrants, entitling the holder to purchase our Ordinary Shares on the closing of the Business Combination among us, EBAC and Oculis SA (“Legacy Oculis”). The Business Combination is described in greater detail in the section “Item 5. Operating and Financial Review and Prospects” in our most recent Annual Report on Form 20-F. Capitalized terms used in this prospectus and not otherwise defined have the meanings set forth in the “Frequently Used Terms.”

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (collectively, the “Selling Securityholders”), or their permitted transferees, of up to (i) 7,118,891 Ordinary Shares subscribed for by the Selling Securityholders, for a subscription price of $10.00 per share, in the context of the PIPE Financing, (ii) 1,967,000 Ordinary Shares that were issued to the Selling Securityholders upon the conversion of the Convertible Loan Agreements, (iii) 2,047,302 Ordinary Shares issued to the Sponsor and its transferees in exchange for EBAC’s Class B Common Stock, par value $0.0001 (the “EBAC Class B Common Stock” or the “Founder Shares”) in connection with the Business Combination, (iv) 151,699 Ordinary Shares issuable upon exercise of Private Placement Warrants, (v) 19,782,017 Ordinary Shares issued to certain former shareholders of Legacy Oculis in exchange for their Legacy Oculis ordinary shares in connection with the Business Combination (subject to lockups), and (vi) 151,699 Private Placement Warrants, which were purchased by the Sponsor at a price of $1.50 per warrant.

The Ordinary Shares being offered for resale pursuant to this prospectus by the Selling Securityholders, other than the 151,699 Ordinary Shares underlying the Sponsor’s unexercised warrants, represent approximately 84.8% of the outstanding Ordinary Shares as of March 27, 2024. Given the substantial number of Ordinary Shares being registered for potential resale by the Selling Securityholders pursuant to this prospectus, the sale of shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders intend to sell shares, could increase the volatility of the market price of the Ordinary Shares or result in a significant decline in the public trading price of the Ordinary Shares. Even if our trading price is significantly below $10.00, the offering price for the units offered in EBAC’s initial public offering (the “EBAC IPO”), certain of the Selling Securityholders may still have an incentive to sell the Ordinary Shares if they purchased the shares at prices lower than the public investors or the current trading price of the Ordinary Shares.

While the Selling Securityholders may experience a positive rate of return on their investment in our Ordinary Shares as a result of such sales, the public securityholders may not experience a similar rate of return on the securities they purchased due to differences in their purchase prices and the trading price. The Sponsor paid an average of $2.24 per Ordinary Share and, based on the closing price of our Ordinary Shares of $11.91 per share as of March 27, 2024, would experience a potential profit of $9.67 per share, or up to $19.8 million in the aggregate, upon the sale of its 2,047,302 Ordinary Shares registered hereon. The former holders of Legacy Oculis preferred shares paid prices corresponding to a range of $2.78 to $9.00 per Ordinary Share, and based on the closing price on March 27, 2024 and a weighted average purchase price of $6.77 per share, would experience a potential profit of $5.14 per share, or up to $84.8 million in the aggregate, assuming the sale of all 16,496,603 Ordinary Shares registered hereon. A total of 3,780,399 Ordinary Shares held by former holders of Legacy Oculis common shares were in most cases paid for with contributions in kind or exchange of shares when Legacy Oculis was established; based on the closing price on March 27, 2024, those holders would experience a potential profit of $11.91 per share, or up to $39.1 million in the aggregate, assuming the sale of 3,285,414 Ordinary Shares registered hereon. The PIPE Investors and Lenders paid $10.00 per Ordinary Share and, based on the closing price on March 27, 2024, would experience a potential profit of $1.91 per share, or $17.4 million in the aggregate, assuming the sale of the 9,085,891 Ordinary Shares registered hereon.

We will receive proceeds from the exercise of the Warrants. The exercise price of our Public Warrants and Private Placement Warrants is $11.50 per warrant. We believe the likelihood that warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Ordinary Shares. If the trading price for our Ordinary Shares is less than $11.50 per share, we believe holders of our Public Warrants and Private Placement Warrants will be unlikely to exercise their Warrants.

We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of the Ordinary Shares pursuant to this prospectus.

Our registration of the Ordinary Shares covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the Ordinary Shares. The Selling Securityholders may offer and sell the Ordinary Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the Ordinary Shares in the section entitled “Plan of Distribution.”

YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT TO THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “OCS.” On March 28, 2024, the last sale price of our ordinary shares as reported by the Nasdaq Global Market was $12.05 per ordinary share.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. Securities and Exchange Commission, or the SEC, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Please see “Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus. In addition, please review any additional risk factors in any accompanying prospectus supplement, any free writing prospectus and any documents we incorporate by reference.

The date of this prospectus is , 2024.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Any amendment or supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such amendment or supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized any other person to provide you with different or additional information. Neither we nor the Selling Securityholders take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

Neither we nor the Selling Securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Unless otherwise noted or the context otherwise requires, references in this prospectus to “Oculis,” “the Company,” “our company,” “we,” “us” or “our” refer to Oculis Holding AG and its subsidiaries.

FREQUENTLY USED TERMS

In this prospectus:

“Acquisition Closing” means the closing of the First Merger, Second Merger and Oculis Share Contribution.

“Acquisition Closing Date” means the date upon which the Acquisition Closing occurred.

“Articles of Association” means our amended and restated articles of association filed as Exhibit 3.1 hereto.

“Board of Directors” or “Board” means the board of directors of Oculis Holding AG.

“Business Combination” means the transactions contemplated by the Business Combination Agreement, including the Mergers (as defined below) and the Oculis Share Contribution.

“Business Combination Agreement” means the Business Combination Agreement, dated as of October 17, 2022, as may be amended from time to time, by and among EBAC and Legacy Oculis.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Share Capital” has the meaning ascribed to such term in the Business Combination Agreement.

“Convertible Loan Agreements” means the convertible loan agreements, dated as of October 17, 2022 and January 26, 2023, by and among Legacy Oculis and certain lenders party thereto.

“EBAC” means European Biotech Acquisition Corp., a Cayman Islands exempted company.

“EBAC Class A Common Stock” means Class A ordinary shares, par value $0.0001 per share, of EBAC.

“EBAC Class B Common Stock” or “Founder Shares” means Class B ordinary shares, par value $0.0001 per share, of EBAC.

“EBAC Common Stock” means EBAC Class A Common Stock and EBAC Class B Common Stock.

“EBAC Private Placement Warrants” means a warrant to purchase one share of EBAC Class A Common Stock at an exercise price of $11.50 issued to the Sponsor.

“EBAC Public Warrants” means a warrant to purchase one share of EBAC Class A Common Stock at an exercise price of $11.50 that was included in the units sold as part of EBAC’s initial public offering.

“EBAC Shareholders” means the shareholders of EBAC as of any applicable determination time prior to the Acquisition Closing.

“EBAC Warrants” means the EBAC Public Warrants and the EBAC Private Placement Warrants.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” means Continental, which was selected by Oculis, Legacy Oculis, and EBAC to act on behalf of EBAC, EBAC Shareholders, Legacy Oculis and Legacy Oculis Shareholders.

“Exchange Agent Contribution” means the contribution by the Exchange Agent of Surviving EBAC Shares and Surviving EBAC Warrants to Oculis in exchange for Ordinary Shares and Warrants.

“Exchange Agent Contribution Actions” means the distribution by the Exchange Agent of Ordinary Shares and Warrants to the holders of Surviving EBAC Shares and Surviving EBAC Warrants, respectively.

“First Merger” means when Merger Sub 1 merged with and into EBAC, with EBAC as the surviving company.

“First Merger Effective Time” means the time at which the First Merger became effective pursuant to the filing and registration of the plan of merger with the Cayman Islands Registrar of Companies.

“Initial PIPE Financing” means the private placement pursuant to which the Initial PIPE Investors subscribed for EBAC Class A Common Stock, for a subscription price of $10.00 per share.

“Initial PIPE Investors” means the institutional investors that committed to subscribe for EBAC Class A Common Stock in the Initial PIPE Financing.

“Initial Subscription Agreements” means the subscription agreements, each dated as of October 17, 2022, by and among EBAC and the Initial PIPE Investors party thereto.

“Legacy Oculis” means Oculis SA, a stock corporation (Aktiengesellschaft), which was incorporated in Lausanne, Switzerland on December 11, 2017, individually or together with its consolidated subsidiaries, which together with its consolidated subsidiaries formed the Oculis group prior to the Acquisition Closing.

“Legacy Oculis Shareholders” means, collectively, the holders of shares of Company Share Capital as of any applicable determination time prior to the Closing.

“Lenders” means those certain Legacy Oculis Shareholders party to the Convertible Loan Agreements pursuant to which, among other things, such Legacy Oculis Shareholders agreed to grant Legacy Oculis a right to receive a convertible loan with certain conversion rights in an aggregate amount of $19,670,000.

“Merger Sub 1” means Oculis Merger Sub I Company, a Cayman Islands exempted company that was a direct wholly owned subsidiary of Oculis.

“Merger Sub 2” means Oculis Merger Sub II Company, a Cayman Islands exempted company that is a direct wholly owned subsidiary of Oculis.

“Mergers” means the two consecutive mergers between Merger Sub 1 and EBAC, and EBAC and Merger Sub 2, EBAC, after which Merger Sub 1 ceased to exist and Merger Sub 2 was the surviving company.

“Oculis Operations GmbH” means Oculis Operations GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated and existing under the laws of Switzerland that is a direct wholly owned subsidiary of Oculis, also referred to as Oculis Operations SARL

“Nasdaq” means The Nasdaq Stock Market LLC.

“Oculis” means as the context requires (a) the registrant, Oculis Holding AG, a stock corporation (Aktiengesellschaft) incorporated and existing under the laws of Switzerland, individually or together with its consolidated subsidiaries; or (b) prior to the Business Combination, Legacy Oculis.

“Oculis Share Contribution” means the contribution by the Legacy Oculis Shareholders of the full legal and beneficial ownership of the applicable Company Share Capital to Oculis.

“Ordinary Shares” means ordinary shares, nominal value CHF 0.01 per share of the registrant.

“PIPE Financing” means the Initial PIPE Financing and the Subsequent PIPE Financing, pursuant to which the PIPE Investors subscribed for EBAC Class A Common Stock, for a subscription price of $10.00 per share.

“PIPE Investors” means the Initial PIPE Investors and the Subsequent PIPE Investors.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Merger” means when EBAC merged with and into Merger Sub 2, with Merger Sub 2 as the surviving company.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Cancellation” means the cancellation of the Ordinary Shares held by EBAC concurrently with the Exchange Agent Contribution.

“Sponsor” means LSP Sponsor EBAC B.V. a Dutch limited liability company.

“Sponsor Support Agreement” means the Sponsor Support Agreement, dated October 17, 2022, by and among EBAC, Legacy Oculis and Sponsor.

“Subscription Agreements” means the Initial Subscription Agreements and the Subsequent Subscription Agreements.

“Subsequent PIPE Financing” means the private placement pursuant to which the Subsequent PIPE Investors subscribed for EBAC Class A Common Stock, for a subscription price of $10.00 per share.

“Subsequent PIPE Investors” means the institutional investors that committed to subscribe for EBAC Class A Common Stock in the Subsequent PIPE Financing.

“Subsequent Subscription Agreements” means the subscription agreements, entered into in January 2023, by and among EBAC and the Subsequent PIPE Investors party thereto.

“Surviving EBAC Shares” means EBAC Common Stock, including those held by the PIPE Investors, automatically converted into one class of common stock of EBAC, as the surviving company of the First Merger.

“Surviving EBAC Warrants” means EBAC Warrants outstanding immediately prior to the First Merger Effective Time automatically converted into warrants of EBAC, as the surviving company of the First Merger.

“Warrant” means a right to acquire Ordinary Shares, on substantially the same terms as the EBAC Warrants.

“Warrant Assignment and Assumption Agreement” means the Warrant Assignment and Assumption Agreement to be entered into among EBAC, Oculis and the Exchange Agent, which became effective immediately following the completion of the Exchange Agent Contribution and concurrent Share Cancellation.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our financial statements and other documents and information incorporated by reference in this prospectus contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements:

•
our financial performance;
•
the ability to maintain the listing of our Ordinary Shares and Warrants on the Nasdaq Global Market;
•
timing and expected outcomes of clinical trials, preclinical studies, regulatory submissions and approvals, as well as commercial outcomes;
•
expected benefits of our business and scientific approach and technology;
•
the potential safety and efficacy of our product candidates;
•
our ability to successfully develop, advance and commercialize our pipeline of product candidates;
•
our ability to establish and maintain arrangements for the manufacture of our product candidates;
•
the effectiveness and profitability of our collaborations and partnerships, our ability to maintain current collaborations and partnerships and enter into new collaborations and partnerships;
•
expectations related to future milestone and royalty payments and other economic terms under our collaborations and partnerships;
•
estimates regarding future revenue, expenses, capital requirements, financial condition, and need for additional financing;
•
estimates of market opportunity for our product candidates;
•
the effects of increased competition as well as innovations by new and existing competitors in our industry;
•
our strategic advantages and the impact those advantages may have on future financial and operational results;
•
our expansion plans and opportunities;
•
our ability to operate and grow our business in a cost-effective manner;
•
our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
•
the impact of macroeconomic factors and other global events on our business;

•
changes in applicable laws or regulations; and
•
the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, you should not place undue reliance on these forward-looking statements in deciding to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should refer to the section titled “Item 3.D Risk Factors” of our most recent Annual Report on Form 20-F for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our most recent Annual Report on Form 20-F and reports on Form 6-K, before deciding to invest in our securities.

Company Overview

We are a late clinical-stage biopharmaceutical company, based in Switzerland, with substantial expertise in therapeutics used to treat ocular diseases, engaged in the development of innovative drug candidates which embrace the potential to address large unmet medical needs for many eye-related conditions. Our focus is on advancing therapeutic candidates intended to treat significant and prevalent ophthalmic diseases which result in vision loss, blindness or reduced quality of life. Our mission is to improve the health and quality of life of patients around the world by developing medicines that save sight and improve eye care for patients. To realize this mission, we intend to become a global leader in ocular therapeutics.

Our pipeline currently includes three clinical-stage therapeutic candidates: OCS-01, OCS-02 (Licaminlimab) and OCS-05. Our lead product candidate, OCS-01, is currently being evaluated in two ongoing Phase 3 clinical programs: as a topical option for the treatment of DME, and as a once-daily steroid for the treatment of inflammation and pain following cataract surgery. Our second product candidate is OCS-02, currently being evaluated in a Phase 2b clinical trial to assess its potential as a topical anti-TNFα treatment for dry eye disease (“DED”) and potentially the use of a particular genotype to predict treatment response, which could be considered as a biomarker in a precision medicine approach. A second clinical trial for OCS-02, designed to evaluate its use as a potential treatment for non-infectious anterior uveitis, is expected to follow thereafter. Our third product candidate is OCS-05, a potential disease modifying neuroprotective agent against neurological damage with potential application in multiple indications, including glaucoma, dry age-related macular degeneration (“AMD”) and diabetic retinopathy (“DR”). We are conducting a Phase 2 Proof-of-Concept (“PoC”) trial evaluating OCS-05 as a potential treatment for acute optic neuritis (“AON”) for which there is currently no approved therapeutic treatment.

Please see the section entitled “Item 4. Information on the Company – Business Overview,” incorporated by reference from our most recent Annual Report on Form 20-F, as well as any amendments thereto reflected in our subsequent filings with the SEC.

Corporate Information

Please see the section entitled “Item 4. Information on the Company – History and Development of the Company,” incorporated by reference from our most recent Annual Report on Form 20-F, as well as any amendments thereto reflected in our subsequent filings with the SEC.

The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

We qualify as an “emerging growth company” as defined in the JOBS Act. As an “emerging growth company,” we may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

•
not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);
•
reduced disclosure obligations regarding executive compensation; and
•
not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We are also considered a “foreign private issuer” and will report under the Exchange Act as a non-U.S. company with “foreign private issuer” status. This means that, even after we no longer qualify as an “emerging growth company,” as long as we qualify as a “foreign private issuer” under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

•
the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•
the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these reporting exemptions until such time that we are no longer a “foreign private issuer.” We could lose our status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained in this prospectus may be different from the information you receive from our competitors that are public companies, or other public companies in which you have made an investment.

As a foreign private issuer and in accordance with Nasdaq Listing Rule 5615(a)(3), we may choose to, and have chosen to, comply with home country (Switzerland) governance requirements and certain exemptions thereunder rather than complying with certain of the corporate governance requirements of the Nasdaq.

Although Swiss law does not require that a majority of our board of directors consist of independent directors and therefore may include fewer independent directors than would be required if we were subject to Nasdaq Listing Rule 5605(b)(1), we currently comply, and intend to comply, with Nasdaq Listing Rule 5605(b)(1). In addition, we are not subject to Nasdaq Listing Rule 5605(b)(2), which requires that independent directors regularly have scheduled meetings at which only independent directors are present.

Swiss law requires that we set up a remuneration committee, which we have done in accordance with that law. As we may follow home country requirements with respect to such committee, among other things, Swiss law does not require that all or a majority of the remuneration committee consist of independent directors.

We may also choose to take advantage of other exemptions including but not limited to the exemption from the requirement to obtain shareholder approval for certain issuances of securities, including shareholder approval of share option plans using conditional share capital approved by the shareholders.

Our articles of association provide for an independent proxy elected by our shareholders, who may represent our shareholders of record at a general meeting of shareholders, and we must provide shareholders of record with an agenda and other relevant documents for the general meeting of shareholders. However, Swiss law does not have a regulatory regime for the solicitation of proxies, thus our practice may vary from the requirement of Nasdaq Listing Rule 5620(b), which sets forth certain requirements regarding the solicitation of proxies. Furthermore, in accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. Our practice thus varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock.

THE OFFERING

The summary below describes the principal terms of the offering. Please refer to the section “Description of Share Capital and Memorandum and Articles of Association” in this prospectus for a more detailed description of our securities.

We are registering the issuance by us of up to 4,403,294 Ordinary Shares that may be issued upon exercise of Warrants at an exercise price of $11.50 per share.

We are also registering the resale by the Selling Securityholders or their permitted transferees of up to 31,066,909 Ordinary Shares, and the resale by the Sponsor or its permitted transferees of up to 151,699 Private Placement Warrants to purchase Ordinary Shares.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors.”

Issuance of Ordinary Shares

Ordinary Shares issued by us	4,403,294 Ordinary Shares consisting of

•	4,251,595 Ordinary Shares issuable upon exercise of Public Warrants, and

•	151,699 Ordinary Shares issuable upon exercise of Private Placement Warrants.

Ordinary Shares outstanding prior to exercise of all Warrants	32,733,373 Ordinary Shares (as of March 2, 2023).

Ordinary Shares outstanding assuming exercise of all Warrants	37,136,667 Ordinary Shares (based on outstanding shares as of March 2, 2023).

Exercise price of public warrants and private placement warrants	$11.50 per share, subject to adjustments as described herein.

Use of proceeds

We could potentially receive up to an aggregate of $50.6 million if all the Warrants registered under this registration statement are exercised to the extent such Warrants are exercised for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Ordinary Shares. If the trading price for our Ordinary Shares is less than $11.50 per share, we believe holders will be unlikely to exercise their Warrants. See the section entitled “Use of Proceeds.”

Resale of Ordinary Shares and Warrants

Ordinary Shares offered by the Selling Securityholders	We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, an aggregate of up to 31,066,909 Ordinary Shares, consisting of up to:

•	7,118,891 Ordinary Shares issued in the PIPE Financing;

•	1,967,000 Ordinary Shares issued in connection with the Convertible Loan Agreements;

•	2,047,302 Ordinary Shares issued to the Sponsor in exchange for the Founder Shares in connection with the Business Combination (subject to vesting and lockups);

•

19,782,017 Ordinary Shares issued to certain former shareholders of Legacy Oculis in exchange for their Ordinary Shares in connection with the Business Combination (subject to vesting and lockups); and

•	151,699 Ordinary Shares issuable upon exercise of Private Placement Warrants.

Warrants offered by the Selling Securityholders	Up to 151,699 Private Placement Warrants.

Redemption

The Private Placement Warrants are redeemable in certain circumstances. See the section entitled “Description of Share Capital and Memorandum and Articles of Association —Warrants” for further discussion.

Use of proceeds	We will not receive any proceeds from the sale of the Ordinary Shares or Warrants to be offered by the Selling Securityholders. See the section entitled “Use of Proceeds.”

Lock-up agreements	Certain of our securityholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods.

Dividend policy

Other than as disclosed elsewhere in this prospectus, we currently expect to retain all future earnings for use in the operation and expansion of our business and do not plan to pay any dividends on our Ordinary Shares in the near future. The declaration and payment of any dividends in the future will be determined by our board of directors in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition, applicable law and contractual restrictions. See “Dividend Policy.”

Market for our securities	Our Ordinary Shares and Warrants are listed on The Nasdaq Global Market under the symbols “OCS” and “OCSAW,” respectively.

Risk factors	Investing in our securities involves substantial risks. See “Risk Factors” for a description of certain of the risks you should consider before investing in our securities.

RISK FACTORS

An investment in our securities carries a significant degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below, together with all of the other information appearing or incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.” You should also consider the risks, uncertainties and assumptions discussed under “Item 3.D—Risk Factors” of our most recent Annual Report on Form 20-F and reports on Form 6-K we file after the date of this prospectus, that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, revenue, financial condition, results of operations and future prospects, in which event the market price of our securities could decline, and you could lose part or all of your investment. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. Please also carefully read the section in this prospectus titled “Special Note Regarding Forward-Looking Statements.”

Sales of Ordinary Shares, or the perception of such sales, by us or the Selling Securityholders pursuant to this prospectus in the public market or otherwise could cause the market price for our Ordinary Shares to decline and certain Selling Securityholders still may receive significant proceeds.

The sale of shares Ordinary Shares in the public market or otherwise, including sales pursuant to this prospectus, or the perception that such sales could occur, could harm the prevailing market price of our Ordinary Shares. These sales, or the possibility that these sales may occur, also might make it more difficult for Oculis to sell equity securities in the future at a time and at a price that it deems appropriate. Resales of Ordinary Shares, or the perception in the market that the holders of a large number of shares intend to sell shares, may cause the market price of our securities to drop significantly, even if Oculis’ business is doing well.

The Ordinary Shares being offered for resale pursuant to this prospectus by the Selling Securityholders, other than the 151,699 Ordinary Shares underlying the Sponsor’s unexercised warrants, represent approximately 84.8% of the outstanding Ordinary Shares as of March 27, 2024. Given the substantial number of Ordinary Shares being registered for potential resale by Selling Securityholders pursuant to this prospectus, the sale of shares by the Selling Securityholders, or the perception in the market that the Selling Securityholders of a large number of shares intend to sell shares, could increase the volatility of the market price of Ordinary Shares or result in a significant decline in the public trading price of Ordinary Shares. In addition, even if the trading price of our Ordinary Shares falls to or significantly below $10.00, the offering price for the units offered in the EBAC IPO, certain of the Selling Securityholders may still have an incentive to sell their Ordinary Shares because the prices that they paid for their Ordinary Shares are significantly lower than the purchase prices paid by the public securityholders or the current trading price of the Ordinary Shares.

While the Selling Securityholders may experience a positive rate of return on their investment in our Ordinary Shares as a result of such sales, the public securityholders may not experience a similar rate of return on the securities they purchased due to differences in their purchase prices and the trading price. The Sponsor paid an average of $2.24 per Ordinary Share and, based on the closing price of our Ordinary Shares of $11.91 per share as of March 27, 2024, would experience a potential profit of $9.67 per share, or up to $19.8 million in the aggregate, upon the sale of its 2,047,302 Ordinary Shares registered hereon. The former holders of Legacy Oculis preferred shares paid prices corresponding to a range of $2.78 to $9.00 per Ordinary Share, and based on the closing price on March 27, 2024 and a weighted average purchase price of $6.77 per share, would experience a potential profit of $5.14 per share, or up to $84.8 million in the aggregate, assuming the sale of all 16,496,603 Ordinary Shares registered hereon. A total of 3,780,399 Ordinary Shares held by former holders of Legacy Oculis common shares were in most cases paid for with contributions in kind or exchange of shares when Legacy Oculis was established; based on the closing price on March 27, 2024, those holders would experience a potential profit of $11.91 per share, or up to $39.1 million in the aggregate, assuming the sale of 3,285,414 Ordinary Shares registered hereon. The PIPE Investors and Lenders paid $10.00 per Ordinary Share and, based on the closing price on March 27, 2024, would experience a potential profit of $1.91 per share, or $17.4 million in the aggregate, assuming the sale of the 9,085,891 Ordinary Shares registered hereon.

USE OF PROCEEDS

We could potentially receive up to an aggregate of $50.6 million if all the Warrants registered on this registration statement are exercised, to the extent such Warrants are exercised for cash. We expect to use the net proceeds from the exercise of such Warrants for general corporate purposes. The exercise price of our Public Warrants and Private Placement Warrants is $11.50 per warrant. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Ordinary Shares. If the trading price for our Ordinary Shares is less than $11.50 per share, we believe holders of our Public Warrants and Private Placement Warrants will be unlikely to exercise their Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

All Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

DIVIDEND POLICY

We have not paid any cash dividends on the Ordinary Shares to date and do not intend to pay cash dividends for the foreseeable future. Dividends may be paid only if we have sufficient distributable profit from previous years or sufficient free reserves to allow the distribution of a dividend. Swiss law requires that we retain at least 5% of our annual net profit as general reserves for so long as these reserves amount to less than 20% of our paid-in nominal share capital.

DESCRIPTION OF SHARE CAPITAL AND MEMORANDUM AND ARTICLES OF ASSOCIATION

The following describes our issued share capital, summarizes the material provisions of our articles of association and highlights certain differences in corporate law in Switzerland and Delaware in the United States. The following summary is not exhaustive, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Swiss law and our articles of association, a copy of which is incorporated by reference herein into the registration statement of which this prospectus forms a part. We encourage you to read our articles of association and the applicable provisions of Swiss law for additional information.

General

We were incorporated as a stock corporation (Aktiengesellschaft) organized under the laws of Switzerland in accordance with articles 620 et seqq. of the Swiss Federal Act on the Amendment of the Swiss Civil Code of March 30, 1911 (“CO”) and registered with the Commercial Register of the Canton of Zug on October 31, 2022. Our corporate legal headquarters is located at Bahnhofstrasse 7, 6300 Zug, Switzerland. Neither the Articles of Association nor the operation of law limit the duration of the Company.

Capital Structure of the Company

Issued Share Capital

Immediately prior to the closing of the transactions contemplated by the Business Combination, by and between EBAC and Legacy Oculis, the Company’s share capital was CHF 356,821.68 divided into 35,682,168 fully paid-in registered shares with a nominal value of CHF 0.01 each.

In the context of the Business Combination, the Company increased its share capital in the Commercial Register of the Canton of Zug on the Acquisition Closing Date to CHF 365,273.68, divided into 36,527,368 Ordinary Shares, fully paid-up.

In the context of the public offering for the issuance and sale by the Company of ordinary shares based on that certain underwriting agreement entered into by the Company and BofA Securities Inc. and SVB Securities, LLC, as representatives of the several underwriters named therein, the Company increased its share capital in the Commercial Register of the Canton of Zug on 5 June 2023 to CHF 400,273.68, divided into 40,027,368 Ordinary Shares, fully paid-up.

As a result of the partial exercise by the underwriters to purchase additional ordinary shares as part of the abovementioned offering, the Company increased its share capital in the Commercial Register of the Canton of Zug on 13 June 2023 to CHF 401,816.02, divided into 40,181,602 Ordinary Shares, fully paid-up.

As of December 31, 2023, an aggregate of 262,098 new shares had been issued following (i) the exercise of 112,942 options and the issuance of associated ordinary shares using conditional share capital for employee benefit plans and (ii) the exercise of 149,156 warrants and the issuance of associated ordinary shares using the conditional share capital for EBAC public and private warrants. As a result, the Company increased its share capital in the Commercial Register of the Canton of Zug on March 14, 2024 to CHF 404,437.00, divided into 40,443,700 Ordinary Shares, fully paid-up.

Share Classes

The Articles of Association provide for one class of Ordinary Shares with a nominal value of CHF 0.01 each. Each Ordinary Share will carry one vote in general meetings of shareholders, and the Ordinary Shares are listed on the Nasdaq Global Market.

Share Capital Increases (General)

Under Swiss law, we may increase our share capital and issue new shares through an ordinary capital increase, an increase by capital band (Kapitalband) or a conditional capital increase (Bedingte Kapitalerhöhung). In each case, the issue price for each share may not be less than the nominal value of the newly issued share. An ordinary capital increase is approved at a general meeting of shareholders. The required vote is generally the approval of simple majority of the votes cast at the general meeting of shareholders. At least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required for capital increases against our equity, against contributions in kind, for the purposes of acquiring assets or the granting of special benefits, or for capital increases where the pre-emptive/subscription rights of shareholders are limited or excluded. The amount by which the capital can be increased in an ordinary capital increase is unlimited, provided that sufficient contributions are made to cover the capital increase. An ordinary capital increase that has been approved by the shareholders must be executed within six months of shareholder approval. In an ordinary capital increase, holders of Ordinary Shares have pre-emptive rights to obtain newly issued shares in an amount proportional to the nominal value of the shares they already hold, unless such rights are excluded in accordance with Swiss law. For further details on these circumstances, please see the section entitled “Pre-emptive Rights and Advance Subscription Rights.”

Our shareholders can further authorize the Board of Directors by way of an amendment of the Articles of Association to increase or decrease the share capital within a capital band in an amount not to exceed 50% of the share capital registered in the commercial register for a period of five years without further shareholder approval. To create a capital band, a resolution of the general meeting of shareholders passed by a supermajority of at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required. Additional information regarding capital band is set forth below the section entitled “Capital band.”

Under Swiss law, conditional share capital is used to issue new shares in the context of employee benefit and incentive plans, debt instruments with conversion rights or warrants granted to creditors or options and warrants issued to third parties. To create conditional capital, a resolution of the general meeting of shareholders passed by a supermajority of at least two-thirds of the represented share votes and the absolute majority of the represented nominal value of the shares present in person or represented by proxy is required. Under Swiss law, any conversion or option rights granted by a company before the provision of the articles of association that introduces the underlying conditional capital has been registered with the commercial register is null and void. The requirements for a conditional capital increase are set forth below in the section entitled “Conditional Share Capital.”

Capital Band

Under the Articles of Association, the Board of Directors is authorized to increase the share capital, at any time until March 2, 2028, at the latest, by a maximum amount of CHF 178,410.84 by issuing a maximum of 17,841,084 fully paid-up shares with a nominal value of CHF 0.01 each (Ordinary Shares).

In fiscal year 2023, 3,654,234 shares were issued from the capital band. Thus, the Company is, as of the date of this Prospectus entitled to issue, within the lower limit of CHF 365,273.68 and the upper limit of CHF 543,684.52, up to 14,186,850 fully paid-up Shares, with a nominal value of CHF 0.01 each on the basis of the existing capital band. Such increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then-existing shareholders of the Company, and (ii) in partial amounts, are permissible.

The Board of Directors may determine the time of the issuance, the issue price, the manner in which the new shares have to be paid up, the date from which the shares carry the right to dividends, the conditions for the exercise of the pre-emptive rights and the allotment of pre-emptive rights that have not been exercised. The Board of Directors may allow the pre-emptive rights that have not been exercised to expire, or it may place such shares or the pre-emptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of the Company.

The Board of Directors is authorized to withdraw or limit the pre-emptive rights of the shareholders with respect to the shares to be issued under the capital band and to allot them to individual shareholders or third parties, subject to the following:

1.
if the issue price of the new registered shares is determined by reference to the market price;
2.
for the acquisition of an enterprise, part of an enterprise or participations, or for the financing or refinancing of any of such acquisition, or in the event of share placement for the financing or refinancing of such placement;
3.
for purposes of broadening the shareholders of our constituency in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing or registration of new registered shares on domestic or foreign stock exchanges;
4.
for purposes of granting an over-allotment option (Greenshoe) or an option to subscribe additional shares to the respective initial purchaser(s) or underwriter(s) in a placement or sale of registered shares;
5.
for raising of capital (including private placements) in a fast and flexible way, which probably could not be achieved without the exclusion of the statutory pre-emptive right of the existing shareholders;
6.
for other valid grounds in the sense of article 652b para. 2 CO, which provides by way of illustration that the acquisition of companies or parts thereof or equity interests therein, as well as employee share ownership are deemed to be valid grounds; or
7.
following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 15% of the share capital registered in the commercial register without having submitted to the other shareholders a takeover offer recommended by the Board of directors, or for the defense of an actual, threatened or potential takeover bid, in relation to which the Board of directors , upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the Board of directors has not found the takeover bid to be financially fair to the shareholders.

Conditional Share Capital

Conditional Share Capital in Connection with Employee Benefit Plans

Under the articles of association, our share capital may be increased by an amount not exceeding CHF 78,355.44 through the issue of a maximum of 7,835,544 fully paid up registered shares, each with a nominal value of CHF 0.01 (Ordinary Shares), in connection with the exercise of option rights or other equity-linked instruments granted to any employee of Oculis Holding AG or a subsidiary, and any consultant, members of the Board of Directors, or other person providing services to us or a subsidiary.

Shareholders’ subscription rights are excluded with regard to these shares. These new registered shares may be issued at a price below the current market price. The Board of Directors shall determine the other conditions of issue including the issue price of the Ordinary Shares.

Conditional Share Capital for new Bonds and Similar Debt Instruments

Under the Articles of Association, our share capital may be increased by an amount not exceeding CHF 50,000 through the issuance from time to time of a maximum of 5,000,000 fully paid up registered shares, each with a par value of CHF 0.01 (Ordinary Shares), in connection with the exercise of convertible rights and/or option rights or warrants, which have been granted or will be granted in connection with new bonds and similar debt instruments, including convertible loans of Oculis SA which were issued prior to the date of the Business Combination in accordance with the Convertible Loan Agreements, that have been issued by us or our subsidiaries.

Shareholders’ advance subscription rights and subscription rights are excluded with regard to the new registered shares. These new registered shares may be issued at a price below the current market price. The Board shall determine the other conditions of issue including the issue price of the Ordinary Shares.

Conditional Share Capital for EBAC Warrants

Under the Articles of Association, our share capital may be increased by an amount not exceeding CHF 44,032.94 through the issuance, from time to time, of a maximum of 4,403,294 fully paid up registered shares, each with a par value of CHF 0.01 (Ordinary Shares), in connection with the exercise of warrants granted through the exercise of conversion and/or option rights, which were assumed from, and allocated by, EBAC, on the basis of the Warrant Assignment and Assumption Agreement.

Shareholders’ advance subscription rights and subscription rights are excluded with regard to the new registered shares. These new registered shares may be issued at a price below the current market price. The Board shall determine the other conditions of issue including the issue price of the Ordinary Shares.

Participation Certificates and Profit-sharing Certificates

As of the date of this proxy statement/prospectus, we have neither participation certificates (Partizipationsscheine) nor profit-sharing certificates (Genussscheine) outstanding.

Treasury Shares

As of the date of this proxy statement/prospectus, we may hold Ordinary Shares in treasury. Under Swiss law, a stock company may only hold 10% of its own shares in treasury and up to 20% under special circumstances.

Pre-emptive Rights and Advance Subscription Rights

Swiss law provides that any share issue, whether for cash or non-cash consideration, is subject to the prior approval at a general meeting of shareholders. Shareholders are granted certain pre-emptive rights (Bezugsrechte) to subscribe for new issues of shares and advance subscription rights (Vorwegzeichnungsrechte) to subscribe for warrants, convertible bonds or similar debt instruments with option rights in proportion to the nominal amount of shares held. Pursuant to the Articles of Association, a resolution adopted at a general meeting by a majority of two-thirds of the votes represented at the meeting is required to repeal, limit or suspend pre-emptive rights.

Warrants

Pursuant to the Business Combination Agreement and Warrant Assignment and Assumption Agreement, the Company has assumed and issued 4,403,294 Warrants. Each Warrant entitles the registered holder to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, exercisable at any time commencing 30 days after the completion of the Business Combination, provided that we have an effective registration statement under the Securities Act covering the issuance the Ordinary Shares issuable upon exercise of the Warrants. Pursuant to the Warrant Assignment and Assumption Agreement, a warrant holder may exercise its Warrants only for a whole number of Ordinary Shares. This means only a whole public warrant may be exercised at a given time by a Warrant holder. The Warrants will expire on March 2, 2028 (i.e. five years after the completion of the Business Combination), at 5:00 p.m. Eastern Time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Ordinary Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the Ordinary Shares issuable upon exercise of the Warrants is then effective and a current prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration, or a valid exemption from registration is available, including in connection with a cashless exercise permitted as a result of a notice of redemption described below under the heading in this section entitled “Redemption of warrants when the price per Ordinary Share equals or exceeds $10.00.” No Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

We agreed to file with the SEC this registration statement covering the issuance, under the Securities Act, of the Ordinary Shares issuable upon exercise of the Warrants, and we will use our commercially reasonable efforts to cause this registration statement to become effective within 60 business days, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant Assignment and Assumption Agreement. Notwithstanding the above, if the Ordinary Shares are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of Ordinary Shares equal to the lesser of (i) the quotient obtained by dividing (A) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (B) the fair market value and (ii) 0.361. The “fair market value” as used in this proxy statement/prospectus shall mean the volume weighted average price of the Ordinary Shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of the Ordinary Shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Ordinary Shares is available throughout the 30-days redemption period. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is, at the time of the call, a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each warrant holder will be entitled to exercise his, her or its warrants prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading in this section “—Redeemable Warrants—Warrants—Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of Warrants when the price per Ordinary Share equals or exceeds $10.00. Once the warrants become exercisable, we may redeem the outstanding Warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the “fair market value” of the Ordinary Shares, except as otherwise described below;

•

if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading in this section“—Redeemable Warrants—Warrants—Anti-dilution Adjustments”) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders; and

•

if the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant, as described under the heading in this section “—Redeemable Warrants—Warrants—Anti-dilution Adjustments”) the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Warrants, as described above.

During the period beginning on the date the notice of redemption is given, holders may elect to exercise their Warrants on a cashless basis. The numbers in the table below represent the number of Ordinary Shares that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature based on the “fair market value” of the Ordinary Shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of the Ordinary Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption is sent to the holders of warrants, each as set forth in the table below. We will provide its warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

Redemption of Warrants when the price per Ordinary Share equals or exceeds $18.00. Once the Warrants become exercisable, we may redeem the warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last reported sale price of the Ordinary Shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders (such price, the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading in this section “—Redeemable Warrants—Public Shareholders’ Warrants—Anti-dilution Adjustments”).

This redemption feature is structured to allow for all of the outstanding Warrants to be redeemed when the Ordinary Shares are trading at or above $10.00 per share, which may be at a time when the trading price of the Ordinary Shares is below the exercise price of the warrants. We have established this redemption feature to provide itself with the flexibility to redeem the Warrants without the Warrants having to reach the $18.00 per share threshold set forth above under the heading in this section “—Redemption of Warrants when the price per Ordinary Share equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this proxy statement/prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding Warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Warrants if we determine it is in its best interest to do so. As such, we would redeem the Warrants in this manner when we believe it is in its best interest to update its capital structure to remove the Warrants and pay the redemption price to the warrant holders.

Redemption Date	Fair Market Value of Ordinary Shares
(period to expiration of warrants)	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

As stated above, we can redeem the Warrants when the Ordinary Shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to its capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Warrants when the Ordinary Shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Ordinary Shares than they would have received if they had chosen to exercise their warrants for Ordinary Shares if and when such Ordinary Shares were trading at a price higher than the exercise price of $11.50.

No fractional Ordinary Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Ordinary Shares to be issued to the holder. If, at the time of redemption, the Warrants are exercisable for a security other than the Ordinary Shares pursuant to the Warrant Assignment and Assumption Agreement (for instance, if we are not the surviving company after completion of a business combination), the warrants may be exercised for such security. At such time as the Warrants become exercisable for a security other than the Ordinary Shares, we (or the surviving company, as applicable) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Redemption Procedures. A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Ordinary Shares issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of issued and outstanding Ordinary Shares is increased by a capitalization or share dividend payable in Ordinary Shares, or by a split-up of Ordinary Shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of Ordinary Shares issuable on exercise of each Warrant will be increased in proportion to such increase in the issued and outstanding

Ordinary Shares. A rights offering made to all or substantially all holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) and (ii) one minus the quotient of (a) the price per Ordinary Share paid in such rights offering and (b) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Ordinary Shares during the 10 trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

If the number of issued and outstanding Ordinary Shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding Ordinary Shares. Whenever the number of Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (i) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (ii) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

In addition, if (i) we issue additional Ordinary Shares or equity-linked securities for capital raising purposes in connection with the completion of the Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Board) (the “Newly Issued Price”), (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the completion of the Business Combination (net of redemptions), and (iii) the volume weighted average trading price of the Ordinary Shares during the 20 trading day period starting on the trading day prior to the day on which we consummate the Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger prices described above under “—Redemption of Warrants when the price per Ordinary Share equals or exceeds $18.00” and “—Redemption of Warrants when the price per Ordinary Share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above under “—Redemption of Warrants when the price per Ordinary Share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the issued and outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of Oculis Holding AG with or into another corporation (other than a merger or consolidation in which we are a continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Oculis Holding AG as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares, stock or other equity securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders are entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such merger or consolidation that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Ordinary Shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Ordinary Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Assignment and Assumption Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Ordinary Shares in such a transaction is payable in the form of ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Assignment and Assumption Agreement based on the per share consideration minus the Black-Scholes Warrant Value (as defined in the Warrant Assignment and Assumption Agreement) of the Warrant.

The Warrants will be issued in registered form under the Warrant Assignment and Assumption Agreement. The Warrant Assignment and Assumption Agreement provides that the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correcting any mistake, including to conform the provisions of the Warrant Assignment and Assumption Agreement to the description of the terms of the warrants and the Warrant Assignment and Assumption Agreement set forth in this proxy statement/prospectus or defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the Warrant Assignment and Assumption Agreement as the parties to the Warrant Assignment and Assumption Agreement may deem necessary or desirable and that the parties deem not to adversely affect the rights of the registered holders of the warrants.

The warrant holders do not have the rights or privileges of holders of Ordinary Shares and any voting rights until they exercise their Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

We have agreed that, subject to applicable law, any action, proceeding or claim against it arising out of or relating in any way to the Warrant Assignment and Assumption Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and us irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Dividends

General

Dividends may be paid only if we have sufficient distributable profit from previous years or sufficient free reserves to allow the distribution of a dividend. Swiss law requires that we retain at least 5% of its annual net profit as general reserves for so long as these reserves amount to less than 20% of its paid-in nominal share capital.

Annual Profit Distribution

Under Swiss law, dividends are proposed by the Board and require the approval at a meeting of shareholders. Our auditors must also confirm that the dividend proposal conforms to law and the Articles of Association. Dividends that have not been collected by shareholders within five years after the due date accrue to us.

For a description of certain tax considerations, including withholding taxes, in relation to dividend payments, please see the section in our most recent Annual Report on Form 20-F entitled “Item 10. Additional Information—Taxation—Material Swiss Tax Considerations.”

Payment

The Board determines the date on which the dividend entitlement starts. Dividends are usually due and payable shortly after the shareholders have passed the resolution approving the payment, but shareholders may also resolve at an annual general meeting to pay dividends in quarterly or other installments.

Capital Reduction

Distributions out of issued share capital (i.e., the aggregate nominal value of our issued shares) are not allowed and may be made only by way of a share capital reduction. Such a capital reduction requires a resolution passed by an absolute majority of the shares represented at a general meeting of shareholders or the introduction of a capital band (Kapitalband) pursuant to which the Board is empowered to make such resolution. The resolution of the shareholders must be recorded in a public deed and a special audit report must confirm that claims of our creditors remain fully covered despite the reduction in our share capital recorded in the Commercial Register. Our share capital may be reduced below CHF 100,000 only if and to the extent that at the same time the statutory minimum share capital of CHF 100,000 is re-established by sufficient new, fully paid-up capital. Upon approval or before the general meeting of the capital reduction, the Board must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce (“SOGC”) and notify creditors that they may request, within thirty (30) days of the third publication, satisfaction of or security for their claims. The reduction of our share capital may be implemented only after expiration of this time limit.

Repurchases of Shares

Swiss law limits our right to purchase and hold our own shares. We may purchase our own shares only if and to the extent that: (i) We have freely distributable reserves in the amount of the purchase price; and (ii) the aggregate nominal value of all Ordinary Shares held by us does not exceed 10% of our share capital (or up to 20% under certain specific circumstances). Furthermore, according to Swiss accounting rules, we need to reflect the amount of the purchase price of the acquired Ordinary Shares as a negative position through the creation of a special reserve on its balance sheet. We may face negative tax consequences, if we hold more than 10% of our Shares for more than six years.

Ordinary Shares held by us or our subsidiaries do not carry any voting rights at general meetings of shareholders, but are entitled to the economic benefits, including dividends, pre-emptive rights (Bezugsrechte) in the case of share capital increases and advance subscription rights (Vorwegzeichnungsrechte) and in the case of issuance of debt instruments with option rights applicable to the Ordinary Shares generally.

Form and Transfer of Shares

Form of the Shares

Ordinary Shares may be issued as ordinary uncertificated securities within the meaning of article 973c CO (Wertrechte) and/or global certificates. In accordance with article 973c CO, we maintain a register of uncertificated securities (Wertrechtebuch). We may create intermediated securities (Bucheffekten) for Ordinary Shares.

Upon its registration with the share register, a shareholder may at any time request that we issue a written confirmation of the Ordinary Shares held by such shareholder. However, the shareholder has no right to request the printing and delivery of share certificates nor the conversion of Ordinary Shares issued in one form into another form. We may, however, at any time print and deliver certificates for registered (single certificates or global certificates) and, with the consent of the shareholder, delete without replacement issued share certificates, which have been returned to it. We may convert Ordinary Shares from one form into another form at any time and without the approval of the shareholders. We shall bear the cost associated with any such conversion.

Transfer of Shares

Ordinary Shares in uncertificated form (Wertrechte) may only be transferred by way of assignment. Ordinary Shares or the beneficial interest in Ordinary Shares, as applicable, credited in a securities account may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with applicable rules. For certain registration and voting right restrictions on the Ordinary Shares, please see the heading in this section “Registration and Voting Right Restrictions.”

Share Register

We maintain a share register (Aktienbuch) (the “Share Register”) in which the owners of the Ordinary Shares are registered with name, address and nationality (in case of legal entities the registered office). In relation to Oculis Holding AG, only those shareholders registered in the Share Register are recognized as shareholders.

Pursuant to article 4 of the Articles of Association, acquirers of Ordinary Shares are, upon request and presentation of evidence of the transfer, registered as shareholders with voting rights in the Share Register if they explicitly declare to hold Ordinary Shares in their own name and for their own account.

The Board shall implement the necessary directions for maintaining the Share Register and it may issue corresponding regulations or guidelines. The Board may delegate such tasks.

In the invitation to the general meeting, the Board shall announce the record date for registration in the Share Register that is relevant with respect to the right to attend and vote.

We have the right to delete entries in the Share Register retroactively as of the date of the entry if the registration has been made on the basis of false information. We may give the relevant shareholder or nominee, in advance, the opportunity to be heard. The relevant shareholder or nominee must be informed of the deletion without delay.

Registration and Voting Right Restrictions

The Articles of Association contain the following registration restrictions:

1.
Regulatory Registration and Voting Right Restrictions. According to article 4 of the Articles of Association, the Board may refuse the registration of an acquirer of Ordinary Shares in the Share Register as a shareholder with voting rights or cancel an already occurred registration of Ordinary Shares with voting rights from the Share Register, if (a) the number of Ordinary Shares held or acquired directly or indirectly or acting in concert with third parties or as an organized group by such acquirer exceeds 15% of the total number of voting rights of Oculis Holding AG pursuant to the entry in the commercial register, and (b) such acquirer has not submitted prior to the acquisition of such Ordinary Shares an orderly tender offer to all shareholders with a minimum price of the higher of (i) the volume weighted average price of the last 60 trading days prior to the publication of the tender offer, or (ii) the highest price paid by such acquirer in the 12 months preceding to the publication of the tender offer.

Those associated through capital, voting power, joint management, beneficial ownership or in any other way, or joining for the acquisition of shares shall be regarded as one acquirer for the purposes of article 4 of the Articles of Association. Acquirers who do not meet the legal or regulatory requirements according to article 4 of the Articles of Association shall be entered in the Share Register as shareholder without voting rights for Ordinary Shares exceeding the limit of 15%. In case of an already occurred registration, Ordinary Shares exceeding the limit of 3% will be cancelled from the Share Register as Ordinary Shares with voting rights and instead be registered as Ordinary Shares without voting rights. The Board may enact regulations governing the details of such registration restriction. Nominees do not constitute acquirers within the meaning of article 4 of the Articles of Association. After hearing the person concerned, we may cancel the registrations in the Share Register if those registrations were based on false information of the acquirer. In addition, according to article 4 of the Articles of Association, the Board may refuse the exercise of voting rights of a shareholder in excess of 15% of the total number of voting rights of Oculis Holding AG pursuant to the entry in the commercial register, if such shareholder does not meet the legal or regulatory requirements according to article 4 of the Articles of Association

2.
Registration and Voting Right Restrictions for Ordinary Shares held through Nominees. The registration and voting right restrictions in connection with the regulatory registration and voting right restrictions described above are also applicable to Ordinary Shares held through nominees. Accordingly, article 4 of the Articles of Association provides that, if, any beneficial owner should as a result of such registration of a nominee being made or upheld, directly or indirectly, formally, constructively or beneficially own, or otherwise control or alone or together with third parties, hold a number of shares exceeding 3% of the total number of voting rights of Oculis Holding AG pursuant to the entry in the commercial register and the nominee does not, expressly declare in the registration application that it is holding the shares on its own account, and the nominee does not confirm in writing that it is willing to disclose the names, addresses and shareholdings of the persons on whose account they hold 0.5% or more of the share capital, the Board may refuse to register (or cancel an already occurred registration of) the nominee holding Ordinary Shares for the account of such beneficial owner with respect to any Ordinary Shares in excess of such restriction. The Board may make the registration with voting rights of the Ordinary Shares held by a nominee subject to conditions, limitations and reporting requirements and may impose or adjust such conditions, limitations and requirements once registered and may enter into agreements with nominees in this regard.

Further, the voting right restrictions pursuant to article 4 of the Articles of Association as set out above also apply to Ordinary Shares, which are held by a nominee for the account of a person exceeding the threshold of 15% (regulatory voting right restrictions).

Apart from the registration and voting rights restrictions as described above, there are no restrictions on the transferability of the Ordinary Shares in the Articles of Association.

General Meetings of Shareholders

Convocation of Meetings

Under Swiss law and article 10 of the Articles of Association, an annual general meeting of shareholders must be held each year within six months after the end of the business year. Extraordinary meetings of shareholders may be convened when required.

General meetings of shareholders must be convened by the Board of Directors at least 20 days before the date of the meeting. The general meeting of shareholders is convened by way of a notice appearing in our official publication medium, currently the SOGC. Registered shareholders may also be informed by ordinary mail or e-mail. The notice of a general meeting of shareholders must state the items on the agenda, the proposals to be acted upon and, in case of elections, the names of the nominated candidates. Except in the limited circumstances listed below, a resolution may not be passed at a general meeting without proper notice. This limitation does not apply to proposals to convene an extraordinary general meeting of shareholders or to initiate a special investigation. No previous notification is required for proposals concerning items included in the agenda or for debates that do not result in a vote.

In addition, one or several shareholders that represent at least 5% of the share capital may also request to convene a general meeting. Shareholders representing at least 0.5% of the share capital may request items to be put on the agenda, provided the request is submitted to the Board at least 70 calendar days in advance of the relevant general meeting. Convocation requests and requests for inclusion of agenda items need to be submitted to the Board in written form, indicating the agenda items and proposals. Swiss law and the Articles of Association do not prescribe that a particular quorum of shareholders is required for general meetings of shareholders to be validly held.

No resolutions may be passed on motions concerning agenda items which have not been duly announced, except for motions to convene an extraordinary general meeting, to initiate a special audit or to elect auditors upon a shareholders’ request. No prior notice is required to submit motions relating to items already on the agenda and to discuss matters on which no resolution is to be taken.

The general meeting will be chaired by the chairman of the Board, or, in his or her absence, by another member of the Board as appointed by the Board. If no member of the Board is present, the general meeting shall appoint the chairperson of the meeting.

Representation of Shareholders

Each shareholder may have its shares represented in the general meeting by itself or by a third person who does not need to be a shareholder by means of written proxy or by the independent proxy. The general meeting annually elects an independent proxy. The independent proxy’s term of office begins at the day of election and ends at the end of the following annual general meeting. Re-election is possible. If we do not have an independent proxy, the Board shall appoint the independent proxy for the next general meeting of shareholders.

Quorum and Majority Requirements at General Meetings of Shareholders

Except where the law or the Articles of Association provide otherwise, the general meeting passes its resolutions and performs elections with the absolute majority of the votes cast, excluding any abstentions, blank or invalid votes. The chairperson of the general meeting determines the voting procedure.

According to article 19 of the Articles of Association, a resolution of the general meeting passed with at least two-thirds of the votes represented at the meeting and the absolute majority of the nominal values of the Ordinary Shares represented at the meeting is required for:

1.	the amendment of the purpose of the Company;

2.	the consolidation of shares, insofar as this does not require the consent of all shareholders concerned;

3.	the increase of the share capital against contributions in kind or by offsetting against a receivable and the granting of special benefits;

4.	the limitation or withdrawal of subscription rights;

5.	the introduction of conditional capital, the creation of reserve capital pursuant to article 12 of the Swiss Banking Act or the introduction of a capital band;

6.	the conversion of participation certificates into shares;

7.	the restriction of the transferability of registered shares;

8.	the creation of shares with privileged voting rights;

9.	the change of currency of the share capital;

10.	the introduction of the casting vote of the Chairman in the General Assembly;

11.	the introduction of a provision in the Articles of Association to hold general meetings outside of Switzerland;

12.	the change of the registered office of the Company;

13.	the introduction of an arbitration clause in the Articles of Association;

14.	the delisting of the Ordinary Shares;

15.	the dissolution of the Company;

16.	the merger, de-merger or conversion of the Company(subject to mandatory law);

17.	the alleviating or withdrawal of restrictions upon the transfer of registered shares;

18.	the conversion of registered shares into bearer shares and vice versa; and

19.	the amendment or elimination of the provisions of articles 4, 19 and 31 of the Articles of Association.

Provisions of the Articles of Association which require higher majorities for the passing of certain resolutions than provided by law can only be adopted and removed with that same proposed majority.

Voting Rights

In principle, each Ordinary Share entitles a holder to one vote in our general meeting, irrespective of nominal value of such share (please see the please see the heading in this section “Comparison of Shareholder Rights—Voting Rights” for details on certain exceptions under Swiss law).

The Ordinary Shares are not divisible. The right to vote and the other rights of share ownership may only be exercised by shareholders (including any nominees) who are entered in the Share Register prior to the applicable cut-off date to be determined by the Board. Those entitled to vote in the general meeting may be represented by the independent proxy holder (annually elected by the general meeting of shareholders), by its legal representative or by another person with written authorization to act as proxy. The chairman of the general meeting has the power to decide whether to recognize a power of attorney. Only shareholders registered in the Share Register with voting rights are entitled to vote in an Ordinary Shareholders’ meeting.

Inspection of Books and Records

The annual report and the auditors’ report shall be made available for inspection by the shareholders at the registered office of the Company at the latest 20 days prior to the annual general meeting. Provided that the annual report and the auditors' report have not been made available electronically before the annual general meeting, each shareholder may demand a timely delivery of these documents. The notice to the shareholders must refer to this right. Furthermore, each shareholder may within one year after the annual general meeting demand the delivery of the auditors' report and the annual report in the form approved by the annual general meeting, provided that they have not been made available electronically.

Under Swiss law, a shareholder may also, upon request submitted to the Company, inspect the minutes of general meetings.

At general meetings, shareholders may further request information from the Board regarding the business and operations of the Company and may request information from our auditors regarding the performance and results of their examination of our financial statements. We may refuse to provide certain requested information to a shareholder if, in our opinion, the disclosure of the requested information would reveal confidential business secrets or infringe other protected interests.

Shareholders representing at least 5% of the share capital or votes have the right to inspect the company’s books. The Board of Directors must grant the inspection insofar as it is necessary for the exercise of shareholders’ rights and the disclosure would not reveal confidential business secrets or infringe other protected interests. Upon inspection of the books, the shareholders may make notes.

Special Investigations

If the shareholders’ inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting that specific facts be examined by a special commissioner in a special investigation. If the general meeting approves the proposal, the Company or any shareholder may, within 30 calendar days after the general meeting, request the court at our registered office to appoint a special commissioner. If the general meeting rejects the request, one or more shareholders representing at least 5% of the share capital or voting rights may request, within three months after the general meeting, a court to appoint a special commissioner as described in the Articles of Association. Such court will issue such order if the petitioners can demonstrate that the Board, any member thereof or an officer of the Company infringed the law or the Articles of Association and thereby damaged the Company or the shareholders. If admitted, the costs of the investigation by such court would generally be allocated to the Company and only in exceptional cases to the petitioners.

Notices

Official publications of the Company shall be made in the SOGC. The Board may designate additional means of publication.

Notices to the shareholders shall be made by official publications of the Company. Notices to shareholders may also be made by mail or email to the addresses recorded in the Share Register.

Takeover Regulation and Mandatory Bids

Swiss law provides for certain rules and protections of shareholders of domestic listed companies. Because the Ordinary Shares are listed exclusively on the Nasdaq Global Market, however, several of these rules do not apply to us as if we were a company listed in Switzerland. In particular, the Swiss rules under the Swiss Financial Market Infrastructure Act on disclosure of shareholdings and the tender offer rules under the Swiss Financial Market Infrastructure Act, including mandatory tender offer requirements and regulations regarding voluntary tender offers, which are typically available in relation to Swiss-listed companies, do not apply to us because we will not be listed in Switzerland.

Compulsory Acquisitions; Appraisal Rights

Business combinations and other transactions that are governed by the Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets of October 3, 2003, as amended (the “Swiss Merger Act”) (i.e., mergers, demergers, transformations and certain asset transfers) are binding on all shareholders. A statutory merger or demerger requires approval of two-thirds of the shares represented at a General Meeting of shareholders and the absolute majority of the nominal value of the shares represented.

If a transaction under the Swiss Merger Act receives all of the necessary consents, all shareholders are compelled to participate in such a transaction.

Swiss stock corporations may be acquired by an acquirer through the direct acquisition of the shares of the Swiss stock corporation. The Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger with the approval of holders of 90% of the issued shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation (for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Swiss Merger Act provides that if equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request a competent court to determine a reasonable amount of compensation.

In addition, under Swiss law, the sale of “all or substantially all” of our assets may require the approval of two-thirds of the voting rights represented at a general meeting of shareholders and the absolute majority of the nominal value of the shares represented. Whether a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

•
a core part of our business is sold without which it is economically impracticable or unreasonable to continue to operate the remaining business;
•
Our assets, after the divestment, are not invested in accordance with its corporate purpose as set forth in the Articles of Association; and
•
the proceeds of the divestment are not earmarked for reinvestment in accordance with our corporate purpose (as set forth in the Articles of Association), but instead are intended for distribution to our shareholders or for financial investments unrelated to its corporate purpose.
•
Our assets, after the divestment, are not invested in accordance with its corporate purpose as set forth in the Articles of Association; and
•
the proceeds of the divestment are not earmarked for reinvestment in accordance with our corporate purpose (as set forth in the Articles of Association), but instead are intended for distribution to our shareholders or for financial investments unrelated to its corporate purpose.

Duration and Liquidation

Under Swiss law, unless the duration of a company is limited by its articles of association, a company may be dissolved at any time by way of liquidation, or, in the case of a merger with the Swiss Merger Act (Fusionsgesetz), based on a resolution of a general meeting of shareholders, which must be passed by a majority as provided by Swiss law or the relevant company’s articles of association, as the case may be. The Articles of Association do not limit the duration of the Company and provide that the majority required for the general meeting to resolve on the liquidation of the Company is set at two-thirds of the votes represented at the general meeting and the absolute majority of the nominal values of the shares represented at the meeting.

Dissolution and liquidation by court order is also possible if, among other things, (i) the Company becomes bankrupt or (ii) shareholders holding at least 10% of the Company’s share capital so request for important reasons. Under Swiss law, any surplus arising out of a liquidation (after settlement of all the claims of the Company’s creditors) is distributed in proportion to the paid-up nominal value of shares held. This surplus is subject to Swiss federal withholding tax, except if paid out of reserves from qualifying capital contributions (Reserven aus Kapitaleinlagen).

Comparison of Swiss and Delaware Shareholder Rights

The Swiss laws applicable to Swiss corporations and their shareholders differ from laws applicable to U.S. corporations and their shareholders. The following table summarizes significant differences in shareholder rights pursuant to the provisions of the Swiss CO, by which our Company is governed, and the Delaware General Corporation Law applicable to companies incorporated in Delaware and their shareholders. Please note that this is only a general summary of certain provisions applicable to companies in Delaware and Switzerland.

Delaware Corporate Law	Swiss Corporate Law
Mergers and similar arrangements

Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of di-rectors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

Under Swiss law, with certain exceptions, a merger or a demerger of the corporation or a sale of all or substantially all of the assets of a corporation must be approved by two-thirds of the voting rights re-presented at the respective general meeting of shareholders as well as the majority of the par value of shares represented at such general meeting of shareholders. A shareholder of a Swiss corporation participating in a statutory merger or demerger pursuant to the Swiss Merger Act (Fusionsgesetz) can file a lawsuit against the surviving company. If the consideration is deemed “inadequate,” such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that such shareholder receives the fair value of the shares held by such shareholder. Swiss law also provides that if the merger agreement provides only for a compensation payment, at least 90% of all members in the transferring legal entity who are entitled to vote shall approve the merger agreement.

Shareholders' suits

Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may have a similar effect. A shareholder is entitled to bring suit against directors, officers or liquidators for breach of their duties and claim the payment of the company’s losses or damages to the corporation and, in some cases, to the individual shareholder. Likewise, an appraisal lawsuit won by a shareholder may indirectly compensate all shareholders. In addition, to the extent that U.S. laws and regulations provide a basis for liability and U.S. courts have jurisdiction, a class action may be available.

Under Swiss law, the prevailing party is generally entitled to recover a limited amount of attorneys’ fees incurred in connection with such action. The court has discretion to permit the shareholder who lost the lawsuit to recover attorneys’ fees incurred to the extent that he or she acted in good faith.

Shareholder vote on board and management compensation

Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.

Pursuant to Swiss law, the general meeting of shareholders has the non-transferable right, amongst others, to vote separately and bindingly on the aggregate amount of compensation of the members of the board of directors, of the executive committee and of the advisory boards.

Annual vote on board renewal

Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of shareholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.

Classified boards are permitted.

The general meeting of shareholders elects the members of the board of directors, the chairperson of the board of directors and the members of the compensation committee individually and annually for a term of office until the end of the following general meeting of shareholders. Re-election is possible.

Indemnification of directors and executive officers and limitation of liability

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors and officers of the corporation for monetary damages for breach of a fiduciary duty as a director or officer, except no provision in the certificate of incorporation may eliminate or limit:

•
the liability of a director or officer for any breach of the duty of loyalty to the corporation or its shareholder
•
the liability of a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•
a director’s statutory liability for unlawful payment of dividends or unlawful share purchase or redemption;
•
the liability of a director or officer for any transaction from which the director or officer derived an improper personal benefit; or
•
the liability of an officer in any action by or in the right of the corporation.

Under Swiss corporate law, an indemnification by the corporation of a director or member of the executive committee in relation to potential personal liability is not effective to the extent the director or member of the executive committee intentionally or negligently violated his or her corporate duties towards the corporation (certain scholars advocate that at least a grossly negligent violation is required to exclude the indemnification). Furthermore, the general meeting of shareholders may discharge (release) the directors and members of the executive committee from liability for their conduct to the extent the shareholders have knowledge of the relevant facts of a potential claim. Such discharge is effective only with respect to claims of the company and of those shareholders who approved the discharge or who have since acquired their shares in full knowledge of the discharge. Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct:

The articles of association of a Swiss corporation may also set forth that the corporation shall indemnify and hold harmless, to the extent permitted by the law, the directors and executive managers out of assets of the corporation against threatened, pending or completed actions. Also, a corporation may enter into and pay for directors’ and officers’ liability insurance, which may cover negligent acts as well.

•
by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;
•
by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;
•
by independent legal counsel in a written opinion if there are no eligible directors or if the eligible directors so direct; or
•
by the shareholders.

Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.

Directors' fiduciary duties

A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components:

•
the duty of care; and
•
the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties.

The board of directors of a Swiss corporation manages the business of the corporation, unless responsibility for such management has been duly delegated to the executive committee based on organizational rules. However, there are several non-transferable duties of the board of directors:

•
the overall management of the corporation and the issuing of all necessary directives;
•
determination of the corporation’s organization;
•
the organization of the accounting, financial control and financial planning systems as required for management of the corporation;
•
the appointment and dismissal of persons entrusted with management and the representation of the corporation;
•
overall supervision of the persons entrusted with managing the corporation, in particular with regard to compliance with the law, articles of association, bylaws and internal directives;
•
compilation of the annual report, preparation for the general meeting of the shareholders, the compensation report and implementation of its resolutions;
•
the filing an application for a debt restructuring moratorium and notification of the court in the event that the company is over-indebted; and

Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

•
the filing of the compensation report.

The members of the board of directors must perform their duties with all due diligence and safeguard the interests of the corporation in good faith. They must afford the shareholders equal treatment in equal circumstances.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent director would exercise under like circumstances.

The duty of loyalty requires that a director safeguard the interests of the corporation and requires that directors act in the interest of the corporation and, if necessarily, put aside their personal interests. The members of the board of directors and the executive committee are required to immediately and fully inform the board of directors about their conflicts of interests. If there is a risk of a conflict of interest, the board of directors must take appropriate measures to ensure that the interests of the company are duly taken into account.

The burden of proof for a violation of these duties is with the corporation or with the shareholder bringing a suit against the director.

The Swiss Federal Supreme Court has established a doctrine that restricts its review of a business decision if the decision has been made after proper preparation, on an informed basis, and without conflicts of interest.

Shareholder action by written consent

A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.

Shareholders of a Swiss corporation may exercise their voting rights in a general meeting of shareholders.

Shareholders may also exercise their rights by instructing an independent proxy, who is elected by the general meeting or the board of directors. The instruction of such (independent) proxies may occur in writing or electronically. The articles of association of a Swiss corporation may also provide for the possibility for shareholders to attend a general meeting electronically (virtual or hybrid general meeting) and cast their vote electronically.

Shareholder proposals

A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

At any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. No resolution may be taken on proposals relating to the agenda items that were not duly notified.

Unless the articles of association provide for a lower threshold or for additional shareholders’ rights:

•
shareholders jointly representing at least 5% of the share capital or voting rights may demand that a general meeting of shareholders be called for specific agenda items and specific proposals; and
•
shareholders jointly representing at least 0.5% of the share capital or voting rights of the share capital or the voting rights may demand that an agenda item including a specific proposal, or a proposal with respect to an existing agenda item, be put on the agenda for a scheduled general meeting of shareholders, provided such request is made with appropriate lead time.

Any shareholder can propose candidates for election as directors or make other proposals within the scope of an agenda item without prior written notice.

In addition, any shareholder is entitled, at a general meeting of shareholders and without advance notice, to (i) request information from the board of directors on the affairs of the company (note, however, that the right to obtain such information is limited), (ii) request information from the auditors on the methods and results of their audit, (iii) request that the general meeting of shareholders resolve to convene an extraordinary general meeting, or (iv) request that the general meeting of shareholders resolve to appoint an examiner to carry out a special examination (“Sonderuntersuchung”).

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.

Cumulative voting is not permitted under Swiss corporate law. Pursuant to Swiss law, shareholders can vote for each proposed candidate, but they are not allowed to cumulate their votes for single candidates.

An annual individual election of (i) all members of the board of directors, (ii) the chairperson of the board of directors, (iii) the members of the compensation committee, (iv) the election of the independent proxy for a term of office of one year (i.e. until the following annual general meeting of shareholders), as well as the vote on the aggregate amount of compensation of the members of the board of directors, of the executive committee and of the members of any advisory board, is mandatory for listed companies. Re-election is permitted.

Removal of directors

A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

A Swiss corporation may remove, with or without cause, any director at any time with a resolution passed by a majority of the shares represented at a general meeting of shareholders. The articles of association may provide that a larger majority is required.

Transactions with interested shareholders

The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting shares within the past three years.

No such rule applies to a Swiss corporation.

Dissolution; Winding-up

Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

A dissolution of a Swiss corporation requires the approval by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the majority of the par value of shares represented at such general meeting of shareholders. The articles of association may provide that a larger majority is required.

Variation of rights of shares

A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

The general meeting of shareholders of a Swiss corporation may resolve that preference shares be issued or that existing shares be converted into preference shares with a resolution passed by a majority of the shares represented at the general meeting of shareholders.

Where a company has issued preference shares, further preference shares conferring preferential rights over the existing preference shares may be issued only with the consent of both a special meeting of the adversely affected holders of the existing preference shares and of a general meeting of all shareholders, unless otherwise provided in the articles of association. Shares with preferential voting rights are not regarded as preference shares for voting on such items.

Amendment of governing documents

A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

The articles of association of a Swiss corporation may be amended with a resolution passed by a majority of the shares represented at a general meeting of shareholders, unless otherwise provided by law or in the articles of association.

There are a number of resolutions, such as an amendment of the stated purpose of the corporation, the introduction of a capital band and conditional capital and the introduction of shares with preferential voting rights that require the approval by two-thirds of the votes and a majority of the par value of the shares represented at such general meeting of shareholders. The articles of association may increase these voting thresholds.

Inspection of books and records

Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Shareholders of a Swiss corporation holding in the aggregate at least 5% of the nominal share capital or voting rights have the right to inspect books and records, subject to the safeguarding of the company’s business secrets and other interests warranting protection. A shareholder is only entitled to receive information to the extent required to exercise his or her rights as a shareholder. The board of directors has to decide on an inspection request within four months after receipt of such request. Denial of the request will need to be justified in writing. If the board of directors denies an inspection request, shareholders may request the order of an inspection by the court within thirty days.

A shareholder’s right to inspect the share register is limited to the right to inspect his or her own entry in the share register.

Payment of dividends

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:

•
out of its surplus; or
•
in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Shareholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without shareholder approval.

Dividend (including interim dividend) payments and repayment of capital contributions (but not the nominal share capital) are subject to the approval of the general meeting of shareholders. The board of directors may propose to shareholders that a dividend shall be paid but cannot itself authorize the distribution.

Payments out of a corporation’s share capital (in other words, the aggregate par value of the corporation’s shares) in the form of dividends are not allowed and may be made only by way of a formal share capital reduction or a capital reduction within the capital band. Dividends may be paid only from the profits of the previous business year or brought forward from previous or current business years or if the corporation has distributable reserves, each as evidenced by the corporation’s audited stand-alone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and the articles of association have been deducted.

Creation and issuance of new shares

The creation of shares requires the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.

All creation of shares require a shareholders’ resolution. The creation of a capital band or conditional share capital requires at least two-thirds of the voting rights represented at the general meeting of shareholders and a majority of the par value of shares represented at such meeting.

The board of directors may create and issue or cancel shares out of the capital band during a period of up to five years by a maximum amount of 50% of the current share capital.

Shares may be created and issued by the board of directors out of conditional share capital through the exercise of options or of conversion rights that the board of directors may grant to shareholders, creditors of bonds or similar debt instruments, employees, directors of the company or another group company or third parties.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of up to (i) 7,118,891 Ordinary Shares subscribed for by the Selling Securityholders, for a subscription price of $10.00 per share, in the context of the PIPE Financing, (ii) 1,967,000 Ordinary Shares issuable to the Selling Securityholders upon the conversion of the Convertible Loan Agreements, (iii) 2,047,302 Ordinary Shares issued to the Sponsor in exchange for Founder Shares, (iv) 151,699 Ordinary Shares issuable upon exercise of Private Placement Warrants, (v) 19,782,017 Ordinary Shares issued to certain former shareholders of Oculis in exchange for their Oculis Ordinary Shares, and (vi) 151,699 Private Placement Warrants. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Ordinary Shares other than through a public sale.

The following table sets forth, based on written representations from the Selling Securityholders, certain information as of March 2, 2023 regarding the beneficial ownership of our Ordinary Shares and Warrants by the Selling Securityholders and the Ordinary Shares and Warrants being offered by the Selling Securityholders. The applicable percentage ownership of Ordinary Shares is based on 36,649,705 Ordinary Shares outstanding as of December 31, 2023. Information with respect to our Ordinary Shares and Private Placement Warrants owned beneficially after the offering assumes the sale of all of the Ordinary Shares or Private Placement Warrants. The Selling Securityholders may offer and sell some, all or none of their Ordinary Shares or Private Placement Warrants, as applicable.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Ordinary Shares. As such, we are unable to declare the number of Ordinary Shares that the Selling Securityholders will retain after any such sale. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

Selling Securityholder information for each new Selling Securityholder, if any, will be set forth by a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Ordinary Shares				Warrants (1)
					to Purchase Ordinary Shares
Name	Number	Number	Number	Percent	Number	Number	Number	Percent
	Beneficially	Registered	Beneficially	Owned	Beneficially	Registered	Beneficially	Owned
	Owned	for Sale	Owned	After	Owned	For Sale	Owner	After
	Prior to	Hereby	After	Offering	Prior to	Hereby	After	Offering
	Offering		Offering		Offering		Offering
LSP 7 Coöperatief U.A . (2)	4,023,015	4,023,015	-	-	-	-	-	-
Pivotal bioVenture Partners Fund I L.P. (3)	2,381,196	2,381,196	-	-	-	-	-	-
Brunnur vaxtarsjóður slhf. (4)	2,335,841	2,335,841	-	-	-	-	-	-
BEYEOTECH (5)	2,070,020	2,070,020	-	-	-	-	-	-
LSP Sponsor EBAC B.V. (6)	1,997,302	1,997,302	-	-	151,699	151,699	-	-
Novartis Bioventures Ltd. (7)	1,776,182	1,776,182	-	-	-	-	-	-
Bay City Capital GF Xinde International Life Sciences USD Fund (8)	1,358,359	1,358,359	-	-	-	-	-	-
Hyfinity Lifetech Ltd. (9)	1,177,770	1,177,770	-	-	-	-	-	-
Earlybird Growth Opportunities Fund V GmbH & Co. KG (10)	1,000,000	1,000,000	-	-	-	-	-	-
Riad Sherif (11)	878,486	878,486	-	-	-	-	-	-
VI Partners Swiss Innovation SCSp (12)	794,833	794,833	-	-	-	-	-	-
Silfurberg ehf. (13)	792,279	792,279	-	-	-	-	-	-
Earlybird Health GmbH & Co. Beteiligungs KG (14)	789,239	789,239	-	-	-	-	-	-
Einar Stefansson ehf. (15)	731,633	731,633	-	-	-	-	-	-
Þorsteinn Loftsson ehf. (16)	731,633	731,633	-	-	-	-	-	-
Earlybird Health II Fund GmbH & Co. KG (17)	700,000	700,000	-	-	-	-	-	-
NFLS Beta Limited (18)	651,100	651,100	-	-	-	-	-	-
Tekla Healthcare Opportunities Fund (19)	591,759	591,759	-	-	-	-	-	-
Tekla Healthcare Investors (20)	557,945	557,945	-	-	-	-	-	-
Evren Ucok (21)	500,000	500,000	-	-	-	-	-	-
The Innovation and Technology Venture Fund Corporation (22)	439,370	439,370	-	-	-	-	-	-
Novartis Pharma AG (23)	401,720	401,720	-	-	-	-	-	-
Wille AG (24)	356,900	356,900	-	-	-	-	-	-
BEYEOTECH ZN (25)	309,313	309,313	-	-	-	-	-	-
Tekla World Healthcare Fund (26)	304,333	304,333	-	-	-	-	-	-
Lífeyrissjóður Vestmannaeyja (27)	300,000	300,000	-	-	-	-	-	-
Snæból ehf. (28)	300,000	300,000	-	-	-	-	-	-

Sjónarhóll fjárfestingar ehf. (29)	249,224	249,224	-	-	-	-	-	-
Tekla Life Sciences Investors (30)	236,704	236,704	-	-	-	-	-	-
LAKI ASSETS S. de R.L. (31)	217,324	217,324	-	-	-	-	-	-
4-C ehf. (32)	200,065	200,065	-	-	-	-	-	-
Stormtré ehf. (33)	200,000	200,000	-	-	-	-	-	-
Sjóvá – Almennar tryggingar hf. (34)	140,291	140,291	-	-	-	-	-	-
InfoCapital ehf. (35)	100,000	100,000	-	-	-	-	-	-
Anthony Rosenberg (36)	96,670	96,670	-	-	-	-	-	-
AKTA HS1 HS. (37)	87,500	87,500	-	-	-	-	-	-
Sio ehf. (38)	84,717	84,717	-	-	-	-	-	-
Stálskip ehf. (39)	83,333	83,333	-	-	-	-	-	-
Akta Sjóðir hf. (40)	82,966	82,966	-	-	-	-	-	-
E3 ehf. (41)	81,950	81,950	-	-	-	-	-	-
AKTA HL1 HS. (42)	76,500	76,500	-	-	-	-	-	-
Jasnik ehf. (43)	75,000	75,000	-	-	-	-	-	-
Sigla ehf. (44)	70,000	70,000	-	-	-	-	-	-
Sylvia Cheung (45)	66,808	66,808	-	-	-	-	-	-
Kristinn ehf. (46)	52,500	52,500	-	-	-	-	-	-
4646 ehf. (47)	50,000	50,000	-	-	-	-	-	-
Hendrik ehf. (48)	50,000	50,000	-	-	-	-	-	-
Eignarhaldsfélagið VGJ ehf. (49)	28,000	28,000	-	-	-	-	-	-
Volkert Doeksen (50)	25,000	25,000	-	-	-	-	-	-
Onno van de Stolpe (51)	25,000	25,000	-	-	-	-	-	-
GJ Invest ehf (52)	20,000	20,000	-	-	-	-	-	-
AKTA ALVIDRA HS. (53)	15,000	15,000	-	-	-	-	-	-
Kaskur ehf. (54)	14,117	14,117	-	-	-	-	-	-
Konkrít ehf. (55)	14,117	14,117	-	-	-	-	-	-
Moggisen ehf. (56)	14,117	14,117	-	-	-	-	-	-
Akta Ef 54 (57)	14,000	14,000	-	-	-	-	-	-
Þríhamrar ehf. (58)	14,000	14,000	-	-	-	-	-	-
EKLA OVERSEAS S. DE R.L. (59)	13,334	13,334	-	-	-	-	-	-
INTI CAPITAL INC. (60)	13,333	13,333	-	-	-	-	-	-
KHAMSA S. DE R.L. (61)	13,333	13,333	-	-	-	-	-	-
Marek Dochnal (62)	11,896	11,896	-	-	-	-	-	-
ÓDT Ráðgjöf ehf. (63)	10,588	10,588	-	-	-	-	-	-
Giza ehf. (64)	10,000	10,000	-	-	-	-	-	-
H33 Invest ehf. (65)	10,000	10,000	-	-	-	-	-	-
Hokies ehf. (66)	10,000	10,000	-	-	-	-	-	-

Vero ehf. (67)	8,800	8,800	-	-	-	-	-	-
9.S ehf. (68)	7,059	7,059	-	-	-	-	-	-
B 10 ehf. (69)	7,059	7,059	-	-	-	-	-	-
Eyrardalur ehf. (70)	7,059	7,059	-	-	-	-	-	-
Feier ehf. (71)	7,059	7,059	-	-	-	-	-	-
Gufupressan ehf. (72)	7,059	7,059	-	-	-	-	-	-
Akta VS-101 (73)	7,000	7,000	-	-	-	-	-	-
Landstakkur ehf. (74)	7,000	7,000	-	-	-	-	-	-
SK fjárfestingar ehf. (75)	7,000	7,000	-	-	-	-	-	-
AKTA ATLAS HS. (76)	5,000	5,000	-	-	-	-	-	-
AG Ráðgjöf ehf. (77)	3,500	3,500	-	-	-	-	-	-
Geirshólmi eignarhaldsfélag ehf. (78)	3,500	3,500	-	-	-	-	-	-
Illagil 7 ehf. (79)	3,500	3,500	-	-	-	-	-	-
Kötlunes ehf. (80)	3,500	3,500	-	-	-	-	-	-
Plentuz Fjárfestingar ehf. (81)	3,500	3,500	-	-	-	-	-	-

(1) Represents the Private Placement Warrants.

(2) Consists of (i) 3,789,600 Ordinary Shares subscribed for in the PIPE Financing and (ii) 233,415 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in Connection with the Business Combination held by LSP 7 Coöperatief U.A. LSP 7 Management B.V. is the sole director of LSP 7 Coöperatief UA. The managing directors of LSP 7 Management B.V. are Martijn Kleijwegt, Rene Kuijten and Joachim Rothe. As such, LSP 7 Management B.V., Martijn Kleijwegt, Rene Kuijten and Joachim Rothe may be deemed to beneficially own the securities held of record by LSP 7 Coöperatief UA. Each of Mr. Kleijwegt, Mr. Kuijten and Mr. Rothe disclaims beneficial ownership of such shares. The business address of each of the entities and individuals identified in this footnote is Johannes Vermeerplein 9 1071 DV Amsterdam, Netherlands, ATTN: Martijn Kleijwegt.

(3) Consists of (i) 209,781 Ordinary Shares issued to Pivotal bioVenture Partners Fund I L.P. upon conversion of the Convertible Loan Agreements and (ii) 2,171,415 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in connection with the Business Combination. The general partner of Pivotal is Pivotal bioVenture Partners Fund I G.P., L.P. (“Pivotal GP”). The general partner of Pivotal GP is Pivotal bioVenture Partners Fund I U.G.P., Ltd (the “Ultimate General Partner”). Richard Coles, Peter Bisgaard and Vincent Sai Sing Cheung are directors of the Ultimate General Partner, and may, along with the Ultimate General Partner be deemed to have shared voting and investment control and power over the shares owned by Pivotal. Such persons disclaim beneficial ownership of such securities except to the extent of any pecuniary interest therein. The Ultimate General Partner is wholly owned by Pivotal Partners Ltd (“Pivotal Partners”). Pivotal Partners is wholly owned by Pivotal Life Sciences Holdings Limited (“Pivotal Life Sciences”). Pivotal Life Sciences is wholly owned by Nan Fung Life Sciences Holdings Limited (“Nan Fung Life Sciences”), and Nan Fung Life Sciences is wholly owned by NF Investment Holdings Limited (“NFIHL”). NFLS Beta is wholly owned by NFLS Platform Holdings Limited, which is wholly owned by Nan Fung Life Sciences. Nan Fung Life Sciences is wholly owned by Nan Fung Group Holdings Limited (“NFGHL” and together with Pivotal, Pivotal GP, Ultimate General Partner, Pivotal Partners, Pivotal Life Sciences, Nan Fung Life Sciences and NFIHL, the “Pivotal Parties”). The members of the Executive Committee of NFGHL make voting and investment decisions with respect to shares of our common stock held by NFLS Beta. Kam Chung Leung, Frank Kai Shui Seto, Vincent Sai Sing Cheung, Pui Kuen Cheung, Vanessa Tih Lin Cheung, Meng Gao and Chun Wai Nelson Tang are the members of the Executive Committee of NFGHL. Such persons disclaim beneficial ownership of such securities except to the extent of any pecuniary interest therein. The Pivotal Parties share voting and dispositive power over the shares held by Pivotal. The business address of Pivotal, Pivotal GP, Ultimate General Partner, Pivotal Partners and Pivotal Life Sciences is 501 Second Street, Suite 200, San Francisco, CA 94107. The address of NFGHL is 23rd Floor, Nan Fung Tower, 88 Connaught Road Central and 173 Des Voeux Road Central, Central, Hong Kong. The address of NFIHL is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(4) Consists of 2,335,841 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in connection with the Business Combination held by Brunnur vaxtarsjóður slhf. Voting and dispositive decisions require a majority vote of the directors of Brunnur vaxtarsjóður slhf., composed of three individuals, Guðbjörg Edda Eggertsdóttir, Hjörleifur Pálsson and Guðrún Tinna Ólafsdóttir, and, as such, each disclaim any beneficial ownership of any such shares, except to the extent of his or her pecuniary interest therein. The business address of Brunnur vaxtarsjóður slhf is Borgartún 33, 105 Reykjavik, Iceland.

(5) Consists of 2,070,020 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in connection with the Business Combination held by BEYEOTECH. Voting and dispositive decisions require a majority vote of the investment committee composed of six individuals, Zhi Yang, Robert Li, Vanessa Huang, Huacheng Wei, Maggie Chen, and Rachel Zhao, and, as such, each disclaim any beneficial ownership of any such shares, except to the extent of his or her pecuniary interest therein. The business address of BEYEOTECH is 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

(6) LSP Sponsor EBAC B.V. (“Sponsor”) was the record holder of the 1,997,302 Ordinary Shares and 151,699 Warrants reported herein prior to the distribution of such Ordinary Shares and Warrants in January 2024 to certain of its limited partners. The Warrants will become exercisable as of April 1, 2023. The general partner of Sponsor is Oaktree Acquisition Holdings II GP Ltd. (“Holdings GP”). MRMJ Holding B.V., a Dutch limited liability company, is the majority owner of LSP Sponsor and as such, MRMJ Holding B.V. has voting and investment discretion with respect to the shares held of record by LSP Sponsor and may be deemed to have shared beneficial ownership of the shares held by LSP Sponsor. René Kuijten, Joachim Rothe, Martijn Kleijwegt and Mark Wegter who are directors of MRMJ Holding B.V. have voting and investment discretion with respect to the shares owned by MRMJ Holding B.V. and may be deemed to have indirect shared beneficial ownership of the shares held by LSP Sponsor. Mr. Kuijten, Mr. Rothe, Mr. Kleijwegt and Mr. Wegter each disclaim beneficial ownership over the founder shares except to the extent of their pecuniary interest therein. The principal business office of Sponsor is Johannes Vermeerplein 9, 1071 DV Amsterdam, Netherlands ATTN: Martijn Kleijwegt.

(7) Consists of (i) 255,000 Ordinary Shares subscribed for by Novartis Bioventures Ltd. in the PIPE Financing and (ii) 1,521,182 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in Connection with the Business Combination held by Novartis Bioventures Ltd. Novartis Bioventures Ltd. is a wholly-owned indirect subsidiary of Novartis AG, which is an indirect beneficial owner of the reported securities. As the indirect parent of Novartis Bioventures, Ltd., Novartis AG shares voting and dispositive power over, and may be deemed to beneficially own, the reported securities. The business address of Novartis Bioventures Ltd. and Novartis AG is Lichtstrasse 35, 4056 Basel, Switzerland.

(8) Consists of 1,358,359 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in connection with the Business Combination held by Bay City Capital GF Xinde International Life Sciences USD Fund. Bay City Capital GF XINDE Investment Management Co., a Cayman Islands company (GP) is the General Partner of Bay City Capital GF Xinde International Life Sciences USD Fund, L.P., a Cayman Islands exempt limited partnership (USD Fund). Bay City Capital JV Management I LLC, a Delaware limited liability company (Management I) holds an equity interest in the GP. Bay City Capital LLC (BCC) is the manager of Management I and is also an advisor to USD Fund and has voting and dispositive power with respect to the securities held by USD Fund. Fred Craves is the Managing Director of BCC and have voting and dispositive power with respect to shares held by USD Fund. Fred Craves disclaims beneficial ownership of these shares, except to the extent of its pecuniary interest therein. The business address for Bay City Capital GF Xinde International Life Sciences USD Fund is c/o Bay City Capital LLC, 1000 4th Street, Suite 500, San Rafael, California 94901.

(9) Consists of 1,177,770 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in connection with the Business Combination held by Hyfinity Lifetech Ltd. Voting and dispositive power over the shares is held by HE Xin. The business address of Hyfinity Lifetech Ltd. is 10D Tower B, Gateway Plaza, No. 18 Xiaguangli, E 3rd Ring N Rd., Chaoyang District Beijing, China 100028.

(10) Consists of 1,000,000 Ordinary Shares issued to Earlybird Growth Opportunities Fund V GmbH & Co. KG upon conversion of the Convertible Loan Agreements. Voting and dispositive power over the shares is held by Alexander Müller, Thom Eugen Rasche and Dr. Yiannakis Petrou Yianni. The business address of Earlybird Growth Opportunities Fund V GmbH & Co. KG is Maximilianstrasse 14, Munchen, Germany 50539 ATTN: Hendrik Brandis.

(11) Consists of 878,486 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in connection with the Business Combination held by Riad Sherif.

(12) Consists of (i) 200,000 Ordinary Shares subscribed for in the PIPE Financing and (ii) 594,833 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in connection with the Business Combination held by VI Partners Swiss Innovation SCSp. Voting and dispositive power over the shares is held by

Sébastien Collard, Arnd Kaltofen-Ehmann and Ailbhe Jennings. The business address of VI Partners Swiss Innovation SCSp is 15 Bd Friedrich Wilhelm Raiffeisen, Luxembourg, ATTN: Vivek Belani.

(13) Consists of 792,279 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in connection with the Business Combination held by Silfurberg ehf. Voting and dispositive power over the shares is held by Friðrik Steinn Kristjánsson and Ingibjörg Jónsdóttir. The business address of Silfurberg ehf is Suðurgötu 22, 101 Reykjavik, Iceland ATTN: Friðrik Steinn Kristjánsson.

(14) Consists of 789,239 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in connection with the Business Combination held by Earlybird Health GmbH & Co. Beteiligungs KG. Voting and dispositive power over the shares is held by Alexander Müller, Thom Eugen Rasche, Dr. Yiannakis Petrou Yianni and Rainer Wolfgang Christine. The business address of Earlybird Health GmbH & Co. Beteiligungs KG is Harry-Blum Platz 2, Koln, Germany 50678.

(15) Consists of 731,633 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in connection with the Business Combination held by Einar Stefansson ehf. Voting and dispositive power over the shares is held by Einar Stefansson. The business address of Einar Stefansson ehf. is Fjarðaras 13, 110 Reykjavik, Iceland.

(16) Consists of 731,633 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in connection with the Business Combination held by Þorsteinn Loftsson ehf. Voting and dispositive power over the shares is held by Þorsteinn Loftsson. The business address of Þorsteinn Loftsson ehf is Sörlaskjól 44, 107 Reykjavik, Iceland.

(17) Consists of 700,000 Ordinary Shares issued to Earlybird Health II Fund GmbH & Co. KG upon conversion of the Convertible Loan Agreements. Voting and dispositive power over the shares is held by Alexander Müller, Thom Eugen Rasche and Dr. Yiannakis Petrou Yianni. The business address of Earlybird Health II Fund GmbH & Co. KG is Harry-Blum Platz 2, Köln, Germany 50678.

(18) Consists of (i) 57,219 Ordinary Shares issued to NFLS Beta Limited upon conversion of the Convertible Loan Agreements and (ii) 593,881 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in connection with the Business Combination. The general partner of Pivotal is Pivotal bioVenture Partners Fund I G.P., L.P. (“Pivotal GP”). The general partner of Pivotal GP is Pivotal bioVenture Partners Fund I U.G.P., Ltd (the “Ultimate General Partner”). Richard Coles, Peter Bisgaard and Vincent Sai Sing Cheung are directors of the Ultimate General Partner, and may, along with the Ultimate General Partner be deemed to have shared voting and investment control and power over the shares owned by Pivotal. Such persons disclaim beneficial ownership of such securities except to the extent of any pecuniary interest therein. The Ultimate General Partner is wholly owned by Pivotal Partners Ltd (“Pivotal Partners”). Pivotal Partners is wholly owned by Pivotal Life Sciences Holdings Limited (“Pivotal Life Sciences”). Pivotal Life Sciences is wholly owned by Nan Fung Life Sciences Holdings Limited (“Nan Fung Life Sciences”), and Nan Fung Life Sciences is wholly owned by NF Investment Holdings Limited (“NFIHL”). NFLS Beta is wholly owned by NFLS Platform Holdings Limited, which is wholly owned by Nan Fung Life Sciences. Nan Fung Life Sciences is wholly owned by Nan Fung Group Holdings Limited (“NFGHL” and together with Pivotal, Pivotal GP, Ultimate General Partner, Pivotal Partners, Pivotal Life Sciences, Nan Fung Life Sciences and NFIHL, the “Pivotal Parties”). The members of the Executive Committee of NFGHL make voting and investment decisions with respect to shares of our common stock held by NFLS Beta. Kam Chung Leung, Frank Kai Shui Seto, Vincent Sai Sing Cheung, Pui Kuen Cheung, Vanessa Tih Lin Cheung, Meng Gao and Chun Wai Nelson Tang are the members of the Executive Committee of NFGHL. Such persons disclaim beneficial ownership of such securities except to the extent of any pecuniary interest therein. The Pivotal Parties share voting and dispositive power over the shares held by Pivotal. The business address of Pivotal, Pivotal GP, Ultimate General Partner, Pivotal Partners and Pivotal Life Sciences is 501 Second Street, Suite 200, San Francisco, CA 94107. The address of NFGHL is 23rd Floor, Nan Fung Tower, 88 Connaught Road Central and 173 Des Voeux Road Central, Central, Hong Kong. The

address of NFIHL is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(19) Consists of (i) 83,300 Ordinary Shares subscribed for by Tekla Healthcare Opportunities Fund in the PIPE Financing and (ii) 508,459 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in Connection with the Business Combination held by Tekla Healthcare Opportunities Fund. Tekla Capital Management LLC, or Tekla Capital, is an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 and is the investment adviser of Tekla Healthcare Opportunities Fund, which is a registered investment company pursuant to Section 8 of the Investment Company Act of 1940. Each of Tekla Capital and Daniel R. Omstead, through his control of Tekla Capital, has sole power to dispose of the shares beneficially owned by Tekla Healthcare Opportunities Fund. Neither Tekla Capital nor Daniel R. Omstead has the sole power to vote or direct the vote of the shares beneficially owned by Tekla Healthcare Opportunities Fund, which power resides in each fund’s Board of Trustees. Tekla Capital carries out the voting of the shares under written guidelines established by each fund’s Board of Trustees. The principal address of the entities and individual mentioned in this footnote is 100 Federal Street, 19th Floor, Boston, MA 02110.

(20) Consists of (i) 78,540 Ordinary Shares subscribed for by Tekla Healthcare Investors in the PIPE Financing and (ii) 479,405 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in Connection with the Business Combination held by Tekla Healthcare Investors. Tekla Capital Management LLC, or Tekla Capital, is an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 and is the investment adviser of Tekla Healthcare Investors, which is a registered investment company pursuant to Section 8 of the Investment Company Act of 1940. Each of Tekla Capital and Daniel R. Omstead, through his control of Tekla Capital, has sole power to dispose of the shares beneficially owned by Tekla Healthcare Investors. Neither Tekla Capital nor Daniel R. Omstead has the sole power to vote or direct the vote of the shares beneficially owned by Tekla Healthcare Investors, which power resides in each fund’s Board of Trustees. Tekla Capital carries out the voting of the shares under written guidelines established by each fund’s Board of Trustees. The principal address of the entities and individual mentioned in this footnote is 100 Federal Street, 19th Floor, Boston, MA 02110.

(21) Consists of 500,000 Ordinary Shares subscribed for in the PIPE Financing.

(22) Consists of 439,370 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in connection with the Business Combination held by The Innovation and Technology Venture Fund Corporation. Voting and dispositive power over the shares is held by the Government of the Hong Kong Special Administrative Region. The business address of The Innovation and Technology Venture Fund Corporation is 33/F., Shui On Centre, 6-8 Harbour Road, Wan Chai, Hong Kong.

(23) Consists of 401,720 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in connection with the Business Combination held by Novartis Pharma AG. Novartis Bioventures Ltd. and Novartis Pharma AG are each wholly-owned indirect subsidiaries of Novartis AG, which is an indirect beneficial owner of the reported securities. As the indirect parent of Novartis Pharma AG, Novartis AG shares voting and dispositive power over, and may be deemed to beneficially own, the reported securities. The business address of Novartis Pharma AG and Novartis AG is Lichtstrasse 35, 4056 Basel, Switzerland.

(24) Consists of 356,900 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in connection with the Business Combination held by Wille AG. Voting and dispositive power over the shares is held by Daniel Maté and Maria Luisa Leza Gorri. The business address of Wille AG is Baarerstrasse 37, 6300 Zug, Switzerland.

(25) Consists of 309,313 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in connection with the Business Combination held by BEYEOTECH ZN. Voting and dispositive decisions require a majority vote of the investment committee composed of six individuals, Zhi Yang, Robert Li, Vanessa

Huang, Huacheng Wei, Maggie Chen, and Rachel Zhao, and, as such, each disclaim any beneficial ownership of any such shares, except to the extent of his or her pecuniary interest therein. The business address of BEYEOTECH ZN is 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

(26) Consists of (i) 42,840 Ordinary Shares subscribed for by Tekla World Healthcare Fund in the PIPE Financing and (ii) 261,493 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in Connection with the Business Combination held by Tekla World Healthcare Fund. Tekla Capital Management LLC, or Tekla Capital, is an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 and is the investment adviser of Tekla World Healthcare Fund, which is a registered investment company pursuant to Section 8 of the Investment Company Act of 1940. Each of Tekla Capital and Daniel R. Omstead, through his control of Tekla Capital, has sole power to dispose of the shares beneficially owned by Tekla World Healthcare Fund. Neither Tekla Capital nor Daniel R. Omstead has the sole power to vote or direct the vote of the shares beneficially owned by Tekla World Healthcare Fund, which power resides in each fund’s Board of Trustees. Tekla Capital carries out the voting of the shares under written guidelines established by each fund’s Board of Trustees. The principal address of the entities and individual mentioned in this footnote is 100 Federal Street, 19th Floor, Boston, MA 02110.

(27) Consists of 300,000 Ordinary Shares subscribed for in the PIPE Financing. Voting and dispositive power over the shares is held by Hakur Jónsson, Þorvarður Gunnarsson and Arnar Hjaltalin. The business address of Lífeyrissjóður Vestmannaeyja is Skipholt 31, 105 Reykjavik, Iceland.

(28) Consists of 300,000 Ordinary Shares subscribed for in the PIPE Financing. Voting and dispositive power over the shares is held by Finnur R. Stefansson. The business address of Snæból ehf. is Mávanes 19, 210 Garðabær, Iceland.

(29) Consists of 249,224 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in connection with the Business Combination held by Sjónarhóll fjárfestingar ehf. Voting and dispositive power over the shares is held by Páll Ragnar Jóhannesson. The business address of Sjónarhóll fjárfestingar ehf. is Logaland 36, 108 Reykjavik, Iceland.

(30) Consists of (i) 33,320 Ordinary Shares subscribed for by Tekla Life Sciences Investors in the PIPE Financing and (ii) 203,384 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in Connection with the Business Combination held by Tekla Life Sciences Investors. Tekla Capital Management LLC, or Tekla Capital, is an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 and is the investment adviser of Tekla Life Sciences Investors, which is a registered investment company pursuant to Section 8 of the Investment Company Act of 1940. Each of Tekla Capital and Daniel R. Omstead, through his control of Tekla Capital, has sole power to dispose of the shares beneficially owned by Tekla Life Sciences Investors. Neither Tekla Capital nor Daniel R. Omstead has the sole power to vote or direct the vote of the shares beneficially owned by Tekla Life Sciences Investors, which power resides in each fund’s Board of Trustees. Tekla Capital carries out the voting of the shares under written guidelines established by each fund’s Board of Trustees. The principal address of the entities and individual mentioned in this footnote is 100 Federal Street, 19th Floor, Boston, MA 02110.

(31) Consists of 217,324 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in connection with the Business Combination held by LAKI ASSETS S. de R.L. Voting and dispositive power over the shares is held by jointly Robert Anes and Charles Bottaro on behalf of North Atlantic Trust Company Limited. The business address of LAKI Assets S. de R.L. is c/o North Atlantic Trust Company Ltd, 3rd Floor, PO Box 894, GX11 1AA Irish Town, Gibraltar.

(32) Consists of 200,065 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in connection with the Business Combination held by 4-C ehf. Voting and dispositive power over the shares is held by Guðrún M. Ásgrímsdóttir. The business address of 4-C ehf. is Búland 23, 108 Reykjavik, Iceland.

(33) Consists of 200,000 Ordinary Shares subscribed for in the PIPE Financing. Voting and dispositive power over the shares is held by Hreggviður Jónsson. The business address of Stormtré ehf. is Byggðarendi 13, 108 Reykjavik, Iceland.

(34) Consists of 140,291 Ordinary Shares subscribed for in the PIPE Financing. Voting and dispositive power over the shares is held by Thordur Palsson. The business address of Sjóvá—Almennar tryggingar hf. is Kringlan 5, 103 Reykjavik, Iceland.

(35) Consists of 100,000 Ordinary Shares subscribed for in the PIPE Financing. Voting and dispositive power over the shares is held by Reynir Finndal Gretasson and Hakon Stefansson. The business address of InfoCapital ehf. is Lágmúli 9, 108 Reykjavik, Iceland.

(36) Consists of 96,670 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in connection with the Business Combination held by Anthony Rosenberg.

(37) Consists of 87,500 Ordinary Shares subscribed for by ATKA HS1 HS in the PIPE Financing. Voting and dispositive power over the shares is held by Fannar Jónsson. The business address of ATKA HS1 HS. is Borgartún 25, 105 Reykjavik, Iceland.

(38) Consists of 84,717 Ordinary Shares subscribed for in the PIPE Financing. Voting and dispositive power over the shares is held by Magnús Magnússon and Halldór Kristjánsson. The business address of Sio ehf. of Sio ehf. is Borgartún 24, 105 Reykjavík, Iceland.

(39) Consists of 83,333 Ordinary Shares subscribed for in the PIPE Financing. Voting and dispositive power over the shares is held by Jenný Ágústsdóttir and Halldór Kristjánsson. The business address of Stálskip ehf. is Grensásvegur 16, 108 Reykjavík, Iceland.

(40) Consists of 82,966 Ordinary Shares subscribed for in the PIPE Financing. Voting and dispositive power over the shares is held by Örn Þorsteinsson. The business address of Akta Sjóðir hf. is Borgartún 25, 105 Reykjavik, Iceland.

(41) Consists of 81,950 Ordinary Shares subscribed for by E3 ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Magnús Magnússon, Krisján Helgason and Magnús Pálmi Örnólfsson. The business address of E3 ehf. is Katrínartún 2, 105 Reykjavík, Iceland.

(42) Consists of 76,500 Ordinary Shares subscribed in the PIPE Financing. Voting and dispositive power over the shares is held by Fannar Jónsson. The business address of ATKA HL1 HS. is Borgartún 25, 105 Reykjavik, Iceland.

(43) Consists of 75,000 Ordinary Shares subscribed for by Jasnik ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Höskuldur Tryggvason. The business address of Jasnik ehf. is Skildingarnesi 62, 102 Reykjavik, Iceland.

(44) Consists of 70,000 Ordinary Shares subscribed for by Sigla ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Tómas Kristjánsson. The business address of Sigla ehf. is Birkihlíð 17, 900 Reykjavik, Iceland.

(45) Consists of 66,808 Ordinary Shares issued in exchange for Legacy Oculis Ordinary Shares in connection with the Business Combination held by Sylvia Cheung.

(46) Consists of 52,500 Ordinary Shares subscribed for by Kristinn ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Guðbjörg M Matthíasdóttir. The business address of Kristinn ehf. is Fjólugata 13, 101 Reykjavik, Iceland.

(47) Consists of 50,000 Ordinary Shares subscribed for by 4646 ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Berþór Jónsson. The business address of 4646 ehf. is Stangarhylur 5, 110 Reykjavik, Iceland.

(48) Consists of 50,000 Ordinary Shares subscribed for by Hendrik ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Fritz Hendrick Berndsen. The business address of Hendrik ehf. is Stangarhylur 5, 110 Reykjavik, Iceland.

(49) Consists of 28,000 Ordinary Shares subscribed for by Eignarhaldsfélagið VGJ ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Erikur Vignisson, Ólöf Linda Ólafsdóttir and Sigríður Eiríksdóttir. The business address of Eignarhaldsfélagið VGJ ehf. is Baugalundur 22, 300 Akranes, Iceland.

(50) Consists of 25,000 Ordinary Shares issued in exchange for EBAC B Common Stock in Connection with the Business Combination held by Volkert Doeksen.

(51) Consists of 25,000 Ordinary Shares issued in exchange for EBAC B Common Stock in Connection with the Business Combination held by Onno van de Stolpe.

(52) Consists of 20,000 Ordinary Shares subscribed for by GJ Invest ehf in the PIPE Financing. Voting and dispositive power over the shares is held by Gudmunder Ingi Jonsson. The business address of GJ Invest ehf. is Lágmúli 5, 108 Reykjavik, Iceland.

(53) Consists of 15,000 Ordinary Shares subscribed for by AKTA ALVIDRA HS. in the PIPE Financing. Voting and dispositive power over the shares is held by David Stefansson. The business address of AKTA ALVIDRA HS. is Borgartún 25, 105 Reykjavik, Iceland.

(54) Consists of 14,117 Ordinary Shares subscribed for by Kaskur ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by ingi Guðjónsson. The business address of Kaskur ehf. is Borgartún 25, 105 Reykjavik, Iceland.

(55) Consists of 14,117 Ordinary Shares subscribed for by Konkrít ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Helen Neeley. The business address of Konkrit ehf. is Borgartún 25, 105 Reykjavik, Iceland.

(56) Consists of 14,117 Ordinary Shares subscribed for by Moggisen ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Ari Pétursson. The business address of Moggisen ehf. is Borgartún 25, 105 Reykjavik, Iceland.

(57) Consists of 14,000 Ordinary Shares subscribed for by Akta Ef 54 in the PIPE Financing. Voting and dispositive power over the shares is held by Þórhallur Ásbjörnsson. The business address of Akta Ef 54 is Borgartún 25, 105 Reykjavik, Iceland.

(58) Consists of 14,000 Ordinary Shares subscribed for by Þríhamrar ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Sigurður Sigurðsson and Guðmundur Ásgeirsson. The business address of Akta Ef 54 is Smáratorg 3, 201 Kópavogur, Iceland.

(59) Consists of 13,334 Ordinary Shares subscribed for by EKLA OVERSEAS S. DE R.L. in the PIPE Financing. Voting and dispositive power over the shares is held jointly by Robert Anes and Charles Bottaro on behalf of North Atlantic Trust Company Limited. The business address of EKLA OVERSEAS S. DE R.L. is c/o North Atlantic Trust Company Ltd, 3rd Floor, PO Box 894, GX11 1AA Irish Town, Gibraltar.

(60) Consists of 13,333 Ordinary Shares subscribed for by INTI CAPITAL INC. in the PIPE Financing. Voting and dispositive power over the shares is held jointly by Robert Anes and Charles Bottaro on behalf of North Atlantic Trust Company Limited. The business address of INTI CAPITAL INC. is c/o North Atlantic Trust Company Ltd, 3rd Floor, PO Box 894, GX11 1AA Irish Town, Gibraltar.

(61) Consists of 13,333 Ordinary Shares subscribed for by KHAMSA S. DE R.L. in the PIPE Financing. Voting and dispositive power over the shares is held jointly by Robert Anes and Charles Bottaro on behalf of North Atlantic Trust Company Limited. The business address of KHAMSA S. DE R.L. is c/o North Atlantic Trust Company Ltd, 3rd Floor, PO Box 894, GX11 1AA Irish Town, Gibraltar.

(62) Consists of 11,896 Legacy Oculis shares.

(63) Consists of 10,588 Ordinary Shares subscribed for by ÓDT Ráðgjöf ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Ólafur D. Torfason. The business address of ÓDT Ráðgjöf ehf. is Borgartún 25, 105 Reykjavik, Iceland.

(64) Consists of 10,000 Ordinary Shares subscribed for by Giza ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Sigurður Kristján Sigurðsson. The business address of Giza ehf. is Háteigsvegur 12, 105 Reykjavik, Iceland.

(65) Consists of 10,000 Ordinary Shares subscribed for by H33 Invest ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Ragnar Páll Dyer. The business address of H33 ehf. is Einilundi 10, 210 Garðabær, Iceland.

(66) Consists of 10,000 Ordinary Shares subscribed for by Hokies ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Magnús Ingi Einarsson. The business address of Hokies ehf. is Tjarnarbraut 25, 220 Harfnarfjörður, Iceland.

(67) Consists of 8,800 Ordinary Shares subscribed for by Vero ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Marteinn Þór Arnar. The business address of Vero ehf. is Borgartún 25, 105 Reykjavik, Iceland.

(68) Consists of 7,059 Ordinary Shares subscribed for by 9.S ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Halldór Haukur Jónsson. The business address of 9.S ehf. is Borgartún 25, 105 Reykjavik, Iceland.

(69) Consists of 7,059 Ordinary Shares subscribed for by B 10 ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Halla Sigrún Hjartardóttir. The business address of B 10 ehf. is Borgartún 25, 105 Reykjavik, Iceland.

(70) Consists of 7,059 Ordinary Shares subscribed for by Eyrardalur ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Ragnar Jón Dennisson. The business address of Eyrardalur ehf. is Borgartún 25, 105 Reykjavik, Iceland.

(71) Consists of 7,059 Ordinary Shares subscribed for by Feier ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Hjördís Ásberg. The business address of Feier ehf. is Borgartún 25, 105 Reykjavik, Iceland.

(72) Consists of 7,059 Ordinary Shares subscribed for by Gufupressan ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Skúli Gunnar Sigfússon. The business address of Gufupressan ehf. is Borgartún 25, 105 Reykjavik, Iceland.

(73) Consists of 7,000 Ordinary Shares subscribed for by Akta VS-101 in the PIPE Financing. Voting and dispositive power over the shares is held by Þórhallur Ásbjörnsson. The business address of Akta VS-101 is Borgartún 25, 105 Reykjavik, Iceland.

(74) Consists of 7,000 Ordinary Shares subscribed for by Landstakkur ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Sigurður Sigurðsson and Guðmundur Ásgeirsson. The business address of Landstakkur ehf. is Smáratorg 3, 201 Kópavogur, Iceland.

(75) Consists of 7,000 Ordinary Shares subscribed for by SK fjárfestingar ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Kristján Örn Sigurðsson. The business address of SK fjárfestingar ehf. is Sunnuflöt 16, 201 Kópavogur, Iceland.

(76) Consists of 5,000 Ordinary Shares subscribed for by AKTA ATLAS HS. in the PIPE Financing. Voting and dispositive power over the shares is held by David Stefansson. The business address of AKTA ATLAS HS. is Borgartún 25, 105 Reykjavik, Iceland.

(77) Consists of 3,500 Ordinary Shares subscribed for by AG Ráðgjöf ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Guðmundur Hlífar Ákason and Alexander Haraldsson. The business address of AG Ráðgjöf ehf. is Safamýri 47, 108 Reykjavik, Iceland.

(78) Consists of 3,500 Ordinary Shares subscribed for by Geirshólmi eignarhaldsfélag ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Sigurður Sigurðsson. The business address of Geirshólmi eignarhaldsfélag ehf. is Lómasalir 35, 201 Kópavogur, Iceland.

(79) Consists of 3,500 Ordinary Shares subscribed for by Illagil 7 ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Lára Jóna Björnsdóttir and Kolbeinn Smári Össurarson. The business address of Illagil 7 ehf. is Hrísholti 2, 210 Garðabær, Iceland.

(80) Consists of 3,500 Ordinary Shares subscribed for by Kötlunes ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Áki Hermann Guðmundsson. The business address of Kötlunes ehf. is Safamýri 47, 108 Reykjavik, Iceland.

(81) Consists of 3,500 Ordinary Shares subscribed for by Plentuz Fjárfestingar ehf. in the PIPE Financing. Voting and dispositive power over the shares is held by Jón Axel Ólafsson and María Brynhildur Johnson. The business address of Plentuz Fjárfestingar ehf. is Ólafsgeisla 41, 113 Reykjavik, Iceland.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 4,403,294 Ordinary Shares that may be issued upon exercise of Warrants at an exercise price of $11.50 per share.

We are also registering the resale by the Selling Securityholders, or their permitted transferees, from time to time of up to 31,066,909 Ordinary Shares, consisting of up to (i) 7,118,891 Ordinary Shares subscribed for by the Subscribers, for a subscription price of $10.00 per share, in the context of the PIPE Financing, (ii) 1,967,000 Ordinary Shares issued to the Lenders in the context of the Convertible Loan Agreements, (iii) 2,047,302 Ordinary Shares issued to the Sponsor in exchange for the Founder Shares, (iv) 151,699 Ordinary Shares issuable upon exercise of Private Placement Warrants, (v) 19,782,017 Ordinary Shares issued to certain former shareholders of Legacy Oculis in exchange for their Legacy Oculis Shares in connection with the Business Combination (subject to vesting and lockups), and (vi) 151,699 Private Placement Warrants, which were purchased by the Sponsor at a price of $1.50 per warrant.

We could potentially receive up to an aggregate of $50.6 million if all the Warrants registered on this registration statement are exercised to the extent such Warrants are exercised for cash. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

Primary Offering

Pursuant to the terms of the Warrants, the Ordinary Shares will be distributed to those holders who surrender the Warrants and provide payment of the exercise price to us. Upon receipt of proper notice by any of the holders of the Warrants issued that such holder desires to exercise a Warrant, we will, within the time allotted by the agreement governing the Warrants, issue instructions to our transfer agent to issue to the holder Ordinary Shares. If, at the time the Warrants are exercised, this Registration Statement is effective and the prospectus included herein is current, the Ordinary Shares issued upon the exercise of the Warrants will be issued free of a restrictive legend.

Resale by Selling Securityholders

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•
an over-the-counter distribution in accordance with the rules of Nasdaq;
•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•
through one or more underwritten offerings on a firm commitment or best efforts basis;
•
settlement of short sales entered into after the date of this prospectus;
•
agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•
directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•
through a combination of any of the above methods of sale; or
•
any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. To the extent a distributee is not an affiliate of ours, the distributee would thereby receive freely tradeable securities pursuant to the distribution through the registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributee to use the prospectus to resell the securities acquired in the distribution.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•
the specific securities to be offered and sold;
•
the names of the Selling Securityholders;
•
the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;
•
settlement of short sales entered into after the date of this prospectus;
•
the names of any participating agents, broker-dealers or underwriters; and
•
any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Ordinary Shares and Warrants are currently listed on the Nasdaq under the symbols “OCS” and “OCSAW,” respectively.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

We have agreed with certain Selling Securityholders pursuant to the Subscription Agreements to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until the earliest of (i) the third anniversary of the Acquisition Closing, (ii) the date on which the Selling Securityholders cease to hold any Ordinary Shares issued pursuant to the Subscription Agreement, or (iii) on the first date on which the Selling Securityholder is able to sell all of its Ordinary Shares issued pursuant to the Subscription Agreements (or shares received in exchange therefor) under Rule 144 without the public information, volume or manner of sale limitations of such rule.

EXPENSES OF THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the offer and sale of Ordinary Shares by the Selling Securityholders. With the exception of the SEC registration fee, all amounts are estimates.

U.S. dollar
SEC Registration Fee	28,500
Legal Fees and Expenses	130,000
Accounting Fees and Expenses	112,000
Printing Expenses	125,000
Miscellaneous Expenses	4,500

Total	400,000

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are organized under the laws of Switzerland and our registered office and domicile is located in Zug, Switzerland. Moreover, a number of our directors and executive officers are not residents of the United States, and a substantial portion of the assets of such persons are located outside the U.S. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against us or them judgments obtained in United States courts, including judgments in actions predicated upon the civil liability provisions of U.S. federal securities laws.

We have been advised by our Swiss counsel, Vischer AG, that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent solely predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on Private International Law of December 18, 1987, as amended (the “PILA”). The PILA provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result would be incompatible with Swiss public policy (ordre public). Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

We have appointed Oculis US, Inc., 300 Washington Street, Suite 405, Newton MA 02458 as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Switzerland and the United States do not, as of the date of this prospectus, have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•
the non-Swiss court had jurisdiction pursuant to the PILA;

•
the judgment of such non-Swiss court has become final and non-appealable;

•
the counterparty has been properly served with process according to the law of the state of his/her/its domicile or ordinary residence (if in Switzerland, through judicial aid granted by the Swiss authorities) or the counterparty has unconditionally joined the proceedings;

•
the recognition of the foreign judgment is not manifestly contrary to the public policy or the law in Switzerland;

•
the proceedings leading to the judgment have respected the principles of a fair trial (as understood in Switzerland) and, in particular, that the counterparty has been granted the right to be heard and the possibility to properly defend his/her/its case; and

•
no action between the same parties and on the same subject matter has been commenced or decided first in a Swiss court and no judgment between the same parties and on the same subject matter has been first rendered by a foreign court, which judgment may be recognized in Switzerland.

LEGAL MATTERS

The validity of our Ordinary Shares has been passed upon by Vischer AG, Swiss counsel to Oculis. The validity of the Private Placement Warrants offered hereby has been passed upon by Cooley LLP, Reston, Virginia.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax and Fiduciary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.oculis.com/. Information contained on, or that can be accessible through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Report on Form 6-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished, rather than filed, and, except as may be noted in any such Form 6-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•
The description of our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on March 1, 2023, including any amendments or reports filed for the purpose of updating the description.
•
our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 19, 2024;
•
our Report on Form 6-K filed with the SEC on February 28, 2024.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our annual reports on Form 20-F and reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.oculis.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to us at the following address and telephone number:

Oculis Holding AG

Bahnhofstrasse 7

CH-6300

Zug, Switzerland

Attn: Investor Relations

+41 41 711 93 25

Oculis Holding AG

Up to 4,403,294 Ordinary Shares Issuable Upon Exercise of Warrants

Up to 31,066,909 Ordinary Shares Offered by Selling Securityholders

Up to 151,699 Warrants to purchase Ordinary Shares offered by the Sponsor

PROSPECTUS

, 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Board of Directors and Executive Committee

Under Swiss corporate law, an indemnification by the corporation of a director or member of the executive committee in relation to potential personal liability is not effective to the extent the director or member of the executive committee intentionally or grossly negligently violated his or her corporate duties towards the corporation. Furthermore, the general meeting of shareholders may discharge the directors and members of the executive committee from liability for their conduct to the extent the respective facts are known to shareholders. Such discharge is effective only with respect to claims of the company and of those shareholders who approved the discharge or who have since acquired their shares in full knowledge of the discharge. Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.

Our Articles of Association provide for indemnification of the existing and former members of the Board of Directors or the executive committee against liabilities arising in connection with the performance of their duties in such capacity. In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of his or her duties under the employment agreement with the employer.

We have entered into indemnification agreements with each of the members of our board of directors and executive officers, the form of which has been filed as an exhibit to our annual report on Form 20-F filed with the SEC.

Item 9. Exhibits

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit Number	Filing Date	Filed Herewith
2.1	Business Combination Agreement, dated as of October 17, 2022, by and among EBAC and Oculis	8-K	001-40211	2.1	10/17/2022

4.1	Articles of Association of Oculis, as amended.	20-F	001-41636	1.1	3/19/2024
4.2	Warrant Agreement, dated March 15, 2021, between EBAC and Continental Stock Transfer & Trust Company, as warrant agent	8-K	001-40211	4.1	3/18/2021

4.3	Warrant Assignment and Assumption Agreement, by and among EBAC, Oculis and the Exchange Agent, dated as of March 1, 2023	20-F	001-41636	2.3	3/8/2023

4.4	Amended and Restated Registration Rights and Lock-Up Agreement, dated as of March 2, 2023, by and among Oculis and the other signatories to be a party thereto	20-F	001-41636	4.11	3/8/2023

5.1	Opinion of Vischer AG.	F-1	333- 271063	5.1	4/3/2023

5.2	Opinion of Cooley LLP.	F-1	333- 271063	5.2	4/3/2023

23.1	Consent of PricewaterhouseCoopers SA, Independent Registered Public Accounting Firm.

23.2	Consent of Vischer AG (included in Exhibit 5.1).	F-1	333- 271063	5.1	4/3/2023

23.3	Consent of Cooley LLP (included in Exhibit 5.2).	F-1	333- 271063	5.2	4/3/2023

24.1	Powers of Attorney.	F-1	333- 271063	24.1	4/3/2023

107	Filing Fee Exhibit.	F-1	333- 271063	107	4/3/2023

* To be subsequently filed, if applicable, by an amendment to this registration statement or by a Report on Form 6-K.

** To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Filing Fee Exhibit” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B,

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to

Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lausanne, Switzerland, on April 1, 2024.

OCULIS HOLDING AG

By: /s/ Riad Sherif

Riad Sherif

Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Riad Sherif Riad Sherif	Chief Executive Officer (Principal Executive Officer)	April 1, 2024
/s/ Sylvia Cheung Sylvia Cheung	Chief Financial Officer (Principal Financial and Accounting Officer)	April 1, 2024
* Anthony Rosenberg	Executive Chairman of the Board	April 1, 2024
* Christina Ackermann	Deputy Chairman of the Board	April 1, 2024
* Lionel Carnot	Director	April 1, 2024
* Pravin Dugel, M.D.	Director	April 1, 2024
* Martijn Kleijwegt	Director	April 1, 2024
* Geraldine O’Keeffe	Director	April 1, 2024
*By: /s/ Sylvia Cheung		April 1, 2024
Sylvia Cheung Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in the capacity as the duly authorized representative of the Registrant, in Boston, Massachusetts, on April 1, 2024.

OCULIS US INC

By: /s/ Sylvia Cheung Sylvia Cheung